As filed with the Securities and Exchange Commission on January 15, 2007
Registration No. 333-138693

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICP SOLAR TECHNOLOGIES INC.
( Name of small business issuer in its charter)

Nevada	[3674]	20-0643604
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

7075 Place Robert-Joncas Unit 131
Montreal
Quebec, H4M 2Z2
(514)270-5770
(Address and telephone number of principal executive offices and place of business)
 ________________________

Camlex Management
8275 S. Eastern Ave.
Suite 200
Las Vegas, Nevada
89123
(Name, address and telephone of agent for service)
_____________________________

Copies to:
Richard Raymer
Hodgson Russ LLP
150 King Street West, Suite 2309
Toronto, Ontario
M5H 1J9 Canada
Tel: 416.595.5100
_____________________________

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate Offering	Registration
Registered	Registered (1)	Per Share	Share	Fee

Common Stock	2,500,000	$ 2.20	$5,500,000	$588.50

Common Stock underlying warrants exercisable at $1.00 per share	5,000,000	$ 2.20	$11,000,000	$1,177

Common stock underlying convertible notes convertible into common shares at $1.00 per share	2,500,000	$ 2.20	$5,500,000	$588.50

Total	10,000,000			$2,354

_____________________________

1. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issuable with respect to the shares being registered as a result of stock splits, stock dividends and similar changes.

2. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c). We have estimated the offering price to be $2.20 per share based on the reported average bid and asked price for shares of our stock in the over-the-counter market on January 15, 2007.

3. Represents the higher of: (a) the exercise price of the warrants and (b) the offering price of securities of the same class as the common stock underlying the warrants calculated in accordance with rule 457(c), for the purpose of calculating the registration fee pursuant to Rule 457(g).

4. Represents the higher of: (a) the conversion price of the notes and (b) the offering price of securities of the same class as the common stock underlying the warrants calculated in accordance with rule 457(c), for the purpose of calculating the registration fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders will not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 15, 2007

ICP SOLAR TECHNOLOGIES INC.
10,000,000 Shares of Common Stock

__________________

This prospectus relates to the offer for sale of 10,000,000 shares of our common stock by certain existing holders of the securities, referred to as selling stockholders throughout this document. The shares of common stock to be sold by the selling stockholders include:

  2,500,000 outstanding shares held by the selling stockholders;
  2,500,000 shares issuable to certain selling stockholders upon conversion of convertible notes; and
  5,000,000 shares issuable to certain selling stockholders upon exercise of warrants.

All of the shares being offered by this prospectus are being offered by the selling stockholders named in this prospectus. This offering is not being underwritten. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering. If the warrants are exercised so that the underlying shares may be sold, we will receive the exercise price of the warrants which is equal to $1.00 per share. If the convertible notes are converted so that the underlying shares may be sold, we will be relieved of the debt obligations under the notes at a rate of $1.00 per share.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

Our common shares are quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". On January 15, 2007, the last reported bid price was $2.40. Except under certain circumstances, the selling stockholders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at market prices prevailing at the time of sale.

Investing in our stock involves substantial risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 15, 2007

___________________

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the information under "Risk Factors" and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Our Business

On September 29, 2006, ICP Solar Technologies Inc, formerly FC Financial Services Inc. ("ICP Solar"), a Nevada corporation, directly and indirectly through its Canadian wholly owned subsidiary, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc., a Canadian corporation ("ICP"). ICP, organized in 1988, has continued its operations as a subsidiary of ICP Solar (the "ICP Acquisition"). See "Business -- Recent Developments." In this prospectus, unless otherwise indicated or the context otherwise requires, the "Company" we," "us," and "our" refer to ICP Solar and its subsidiaries including ICP.

We are headquartered in Montreal, Canada and we operate in the solar energy industry. We manufacture, market, and sell solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through our distribution channels in over 100 countries. Our products include: SunseiTM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller),Cut Solar Cells (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof), and Solar Slate (in development).

We have a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that we integrate into various products. We operate our business through wholly owned subsidiaries of ICP: ICP Technologies (UK) Ltd. (Wales) and ICP Global Technologies Inc. (Canada).

Our Strategy

Our business strategy is to expand our client base with large retail chains and specialty retailers in addition to further penetrating our existing client-base. Our strategy is to gain market share by working with partners for a variety of applications. At the present time, the Company has identified potential marketing partners. The Company also intends to continue to market its existing products to the rural areas of developing countries. We plan to continue to reduce our costs by improving efficiency and innovating new technologies. As part of our overall sales growth strategy, we intend to continue to work closely with our sales agents, as well as utilize the Internet for our marketing and sales of our products.

Our Competitive Strengths

We believe that our key competitive strengths include:

  Our intellectual property ;

  The manufacturing cost savings associated with our technology;

  The depth and breadth of our management teams' expertise and experience in the solar energy industry;

  Market recognition of our brand names; and

  Our reputation for quality products.

The Offering

Shares offered by selling stockholders

The selling stockholders will offer and sell up to an aggregate of 10,000,000 shares of common stock (of which 2,500,000 shares are currently outstanding), an amount equal to approximately 34.5% of our currently outstanding common stock. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see "Selling Stockholders."

The offering is being made by the selling stockholders for their benefit. We will not receive any of the proceeds of their sales of common stock.

2,500,000 shares can be issued from the conversion of 2,500,000 convertible debentures and 5,000,000 shares can be issued for the exercise of 5,000,000 warrants.

Our common stock

As of January 15, 2007, there were 29,000,000 shares of our common stock outstanding. Our common shares are quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". See "Market For Our Common Stock."

Plan of distribution

We expect that the selling stockholders will sell the shares primarily through sales into the over-the-counter market made from time to time at prices that they consider appropriate. See "Plan of Distribution."

Background of the offering

On July 11, 2006, we completed a private offering of securities pursuant to Regulation S under the Securities Act of 1933 for gross proceeds of $5,000,000 pursuant to which we issued: (i) 2,500,000 units, each comprised of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $1.00 per share; and (ii) 2,500 units, each comprised of an 8% convertible note in the principal amount of $1,000 (convertible in to common stock at the rate of $1.00 per share) and a warrant to purchase an additional share of common stock at an exercise price of $1.00 per share.

This registration includes 2,500,000 shares of common stock issued in the private offering, 5,000,000 shares of common stock issuable upon the exercise of warrants sold in the private offering and 2,500,000 shares of common stock issuable upon conversion of the convertible notes sold in the private offering.

Additional Information

Our executive offices are located at 7075 Place Robert-Joncas Unit 131, Montreal, Quebec, Canada, H4M 2Z2. Our web site address is http://www.icpsolar.com. Information contained on our web site is not a part of this prospectus.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Risks Related to Our Business

We may need to raise significant additional capital in order to fund our operations and to continue to grow our business, which subjects us to the risk that we may be unable to maintain or grow our business as planned and that our stockholders may be subject to substantial additional dilution.

Although we believe that we have the financial resources to complete our plan of operation for the next twelve months, we anticipate that we may require additional funding to further enhance our operating infrastructure, to secure the supply of raw materials to further increase manufacturing capacity through our Solar cell production chamber and to advance our research and development programs that are key to refining our products and to lowering our manufacturing costs.

We may also require additional capital to respond to competitive pressures and acquire complementary businesses or necessary technologies. We do not know whether or not we will be able to raise additional financing or financing on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, develop and expand our manufacturing operations and distribution network, maintain our research and development efforts or otherwise respond to competitive pressures would be significantly impaired. We currently do not have any financing arrangements in place and there is no assurance that we will be able to acquire sufficient financing on terms acceptable to us or at all. If financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

ICP was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products. Since inception, we have incurred significant net losses, including a net loss of $ 1,332,111 for the nine months ended October 31, 2006. As a result of ongoing operating losses, we had an accumulated deficit of $ 3,323,047 as of October 31, 2006. We expect to incur substantial losses for the foreseeable future, and we may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

-     expand our manufacturing operations, whether domestically or internationally;
-     develop our distribution network;
-     continue to research and develop our products and manufacturing technologies;
-     implement internal systems and infrastructure in conjunction with our growth; and
-     hire additional personnel.

We do not know whether our revenues will grow at all or even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

-     expand our manufacturing operations, whether domestically or internationally;
-     develop our distribution network;

-     continue to research and develop our products and manufacturing technologies;
-     implement internal systems and infrastructure in conjunction with our growth; and
-     hire additional personnel.

We do not know whether our revenues will grow at all or grow rapidly enough to absorb these expenses, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

Potential investors should also be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our dependence on a limited number of third party suppliers for raw materials, key components for our Solar power products and custom-built equipment for our operations could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and loss of market share.

We manufacture all of our Solar power products using materials and components procured from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. We currently do not have contracts with many of our suppliers and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent that the processes that our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials and components from alternative suppliers. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to manufacture our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.

Certain of the capital equipment used in the manufacture of our Solar power products has been developed and made specifically for us, is not readily available from multiple vendors and would be difficult to repair or replace if it were to become damaged or stop working. Consequently, any damage to or break down of our manufacturing equipment at a time we are manufacturing commercial quantities of our products may have a material adverse impact on our business. For example, a supplier's failure to supply this equipment in a timely manner, with adequate quality and on terms acceptable to us, could delay our capacity expansion of our manufacturing facility and otherwise disrupt our production schedule or increase our costs of production.

We may fail to successfully bring to market our new Solar power products under development, which may prevent us from achieving increased sales and market share.

Although ICP has been selling its Solar power products since 1988, we expect to derive a substantial portion of our revenues from sales of our new Solar power products that are under development and not yet commercially available. If we fail to successfully develop our new Solar power products or technologies, we will likely be unable to recover the losses we have incurred to develop these products and technologies and may be unable to increase our sales and allow us to become profitable.

Our Solar power products may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for our Solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

  our failure to produce Solar power products that compete favorably against other Solar power products on the basis of cost, quality and performance;

  our failure to produce Solar power products that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;

  whether or not customers will accept our new module designs under development and the techniques we are developing to mount them; and

  our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners.

If our Solar power products fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the Solar power industry could render our Solar power products uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce new Solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The Solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the Solar power industry and to effectively compete in the future. We believe that a variety of competing Solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our Solar power products. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of Solar power products.

Our ability to increase market share and sales depends on our ability to successfully maintain our existing distribution relationships and expand our distribution channels.

We currently sell our Solar power products primarily to distributors, system integrators and other value-added resellers within and outside of North America, which typically resell our products to end users on a global basis. If we are unable to successfully refine our existing distribution relationships and expand our distribution channels, our revenues and future prospects will be materially harmed. As we seek to grow our sales by entering new markets in which we have little experience selling our Solar power products, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers both within and outside of North America. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets or entering these markets in accordance with our plans. Our ability to enter into and maintain relationships with resellers will be influenced by the relationships between these resellers and our competitors, market acceptance of our products and our low brand recognition as a new entrant.

Our dependence on a small number of resellers may cause significant fluctuations or declines in our product revenues.

Historically, all of our sales to these resellers are made through purchase orders without long-term commitments, including under arrangements that may be cancelled without cause on short notice and that generally do not require them to make minimum purchases. Consequently, our resellers are generally permitted to obtain products from other providers of Solar power products without further obligation to us. The concentration of our product sales also exposes us to credit risks associated with the financial viability of these resellers. We anticipate that sales of our Solar power products to a limited number of key resellers will continue to account for a significant portion of our total product revenues for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our product revenues and negatively impact our operating results:

  reduction, delay or cancellation of orders from one or more of our significant resellers;
  selection by one or more of our significant resellers of products competitive with ours;
  loss of one or more of our significant resellers and our failure to recruit additional or replacement resellers; and
  failure of any of our significant resellers to make timely payment of our invoices.

Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share.

As is consistent with standard practice in our industry, the duration of our product warranties is lengthy relative to expected product life and has recently been increasing. Our current standard product warranty includes a one-year warranty period for defects in material and workmanship and a 25-year warranty period for declines in power performance. We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We intend to continue to establish strategic relationships with third parties in the Solar power industry, particularly in international markets. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to our competitors. We can provide no assurance that we will be able to establish other strategic relationships in the future.

In addition, other strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to our business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control, which would in turn cause our stock price to decline.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of Solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including Solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our Solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our Solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our Solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our Solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our Solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault.

We face intense competition from other companies producing Solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The Solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our Solar power products, we may be unable to increase our sales and market share. There are a large number of companies in the world that produce Solar power products, including BP Solar, Kyocera Corporation, Sharp Corporation, Mitsubishi, Solar World AG and Sanyo Corporation. We also expect that future competition will include new entrants to the Solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new Solar power technologies. Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater size in some cases provides them with a competitive advantage with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential resellers and their customers and have extensive knowledge of our target markets. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we can.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract and retain new qualified employees in a competitive labor market.

We have attracted a highly skilled management team. If we were to lose the services of our executive officers and key employees, our business could be materially and adversely impacted. We do not carry key person life insurance on any of our senior management or other key personnel.

Our success will largely depend on the performance of our management and on the management of ICP. We are currently dependent upon a limited number of employees and consultants. As such, our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

Extended business interruption at our manufacturing facilities could result in reduced sales.

We utilize highly flammable materials such as silane and methane in our manufacturing processes. We have significant experience in handling these materials and take precautions to handle and transport them in a safe manner. By utilizing these materials, we are subject to the risk of losses arising from explosions and fires. Our inability to fill customer orders during an extended business interruption could negatively impact existing customer relationships resulting in market share decreases.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our product development, the expansion of our manufacturing operations and distribution network and our sales and marketing activities would be materially and adversely affected. In connection with the planned expansion of our manufacturing capacity, we have undergone and anticipate undergoing further rapid growth in the scope of our operations and the number of our employees, which is likely to place a significant strain on our senior management team and other resources. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by this rapid growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If Solar power technology is not suitable for widespread adoption or sufficient demand for Solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to achieve or sustain profitability.

The market for Solar power products is emerging and rapidly evolving, and its future success is uncertain. If Solar power technology proves unsuitable for widespread commercial deployment or if demand for Solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for Solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of Solar power technology and demand for Solar power products, including:

  cost-effectiveness of Solar power technologies as compared with conventional and non-Solar alternative energy technologies;

  performance and reliability of Solar power products as compared with conventional and non-Solar alternative energy products;

  success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;

  fluctuations in economic and market conditions that impact the viability of conventional and non-Solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

  capital expenditures by customers that tend to decrease when the United States or global economy slows;

  continued deregulation of the electric power industry and broader energy industry; and

  availability of government subsidies and incentives.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the Solar power products we sell results in injury. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since sales of our existing products have been modest and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and if our insurance protection is inadequate to cover these claims, they could require us to make significant payments.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in the Solar power market.

Our ability to compete effectively against competing Solar power technologies will depend, in part, on our ability to protect our current and future proprietary technology, product designs and manufacturing processes through a combination of patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property and may need to defend our products and services against infringement claims, either of which could result in the loss of our competitive advantage in the Solar power market and materially harm our business and profitability. We face the following risks in protecting our intellectual property and in developing, manufacturing, marketing and selling our products and services:

  we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that the claims allowed are or will be sufficiently broad to protect our technology or processes;

  given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important;

  third parties may design around our patented technologies or seek to challenge or invalidate our intellectual property rights and there is no assurance that our intellectual property rights will deter infringement or misappropriation of our intellectual property;

  we may incur significant costs and diversion of management resources in prosecuting or defending intellectual property infringement suits;

  we may not be successful in prosecuting or defending intellectual property infringement suits and, as a result, may need to seek to obtain a license of the third party's intellectual property rights, which may not be available to us, whether on reasonable terms or at all; and

  the contractual provisions we rely on to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached and our trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public.

We own 7 registered patents and 8 patents pending, and 17 registered trademarks and 21 trademarks pending.

If we are subject to litigation and infringement claims, they could be costly and disrupt our business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to our business of which we are not aware. The technology that we incorporate into and use to develop and manufacture our current and future Solar power products may be subject to claims that they infringe the patents or proprietary rights of others. The success of our technology efforts will also depend on our ability to develop new technologies without infringing or misappropriating the proprietary rights of others. We may receive notices from third parties alleging patent, trademark or copyright infringement, claims regarding trade secrets or contract claims. Receipt of these notices could result in significant costs as a result of the diversion of the attention of management from our technology efforts. No third party has a current filed intellectual property lawsuit, arbitration or other proceeding against us. If a successful claim were brought against us, we would have to attempt to license the intellectual property right from the claimant or to spend time and money to design around or avoid the intellectual property. Any such license may not be available at reasonable terms, or at all. We may, however, be involved in future lawsuits, arbitrations or other legal proceedings alleging patent infringement or other intellectual property rights violations. In addition, litigation, arbitration or other legal proceedings may be necessary to:

  assert claims of infringement or misappropriation of or otherwise enforce our intellectual property rights;

  protect our trade secrets or know-how; or

  determine the enforceability, scope and validity of our intellectual property rights or those of others.

We may be unsuccessful in defending or pursuing these lawsuits or claims. Regardless of the outcome, litigation can be very costly and can divert management's efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties' intellectual property rights. We may also be restricted or prevented from developing, manufacturing, marketing or selling a Solar power product or service that we develop. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

In addition, we may have to participate in proceedings before the United States Patent and Trademark office, or before foreign patent and trademark offices, with respect to our patents, patent applications, trademarks or trademark applications or those of others. These actions may result in substantial costs to us as well as a diversion of management attention. Furthermore, these actions could place our patents, trademarks and other intellectual property rights at risk and could result in the loss of patent, trademark or other intellectual property rights protection for the products and services on which our business strategy depends.

We may be unable to adequately protect or enforce our proprietary information, which may result in its unauthorized use or reduced sales or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our proprietary technology, including any Solar power products that we develop. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Any patents issued in connection with our efforts to develop new technology for Solar power products may not be broad enough to protect all of the potential uses of the technology.

In addition, when we do not control the prosecution, maintenance and enforcement of certain important intellectual property, such as a technology in-licensed to us, the protection of the intellectual property rights may not be in our hands. If the entity that controls the intellectual property rights does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize the related Solar power products.

Our means of protecting our proprietary rights may not be adequate, and our competitors may:

  independently develop substantially equivalent proprietary information, products and techniques;

  otherwise gain access to our proprietary information; or
  design around our patents or other intellectual property.

We pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we fail to maintain trade secret and patent protection, our potential, future revenues may be decreased.

If the effective term of our patents is decreased due to changes in patent laws or if we need to refile some of our patent applications, the value of our patent portfolio and the revenues we derive from it may be decreased.

The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that we obtain and may decrease the revenues we derive from our patents. For example, the United States patent laws were amended in 1995 to change the term of patent protection from 17 years after the date of a patent's issuance to 20 years after the earliest effective filing date of the application for a patent, unless the application was pending on June 8, 1995, in which case the term of a patent's protection expires either 17 years after its issuance or 20 years after its filing, whichever is later. Because the average time from filing of patent application to issuance of a patent there from is usually at least one year and, depending on the subject matter, may be more than three years, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to re-file some of our patent applications to disclose additional subject matter and, in these situations, the patent term will be measured from the date of the earliest priority application to which benefit is claimed in such a patent application. This would shorten our period of patent exclusivity and may decrease the revenues that we might obtain from the patents.

International intellectual property protection is particularly uncertain and costly, and we have not obtained or sought patent or trademark protection in many foreign countries where our Solar power products and services may be developed, manufactured, marketed or sold. Intellectual property law outside the United States is even more uncertain and costly than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as United States laws. Moreover, we have not sought, obtained or maintained patent and trademark protection in many foreign countries in which our Solar power products and services may be developed, manufactured, marketed or sold by us or by others.

Risks Related to Our Securities

We may conduct further offerings in the future in which case your shareholdings will be diluted.

Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution." The result of this could reduce the value of your stock.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

Our common stock is considered to be a "penny stock" since it does not qualify for one of the exemptions from the definition of "penny stock" under Section 3a51-1 of the Securities Exchange Act of 1934 (the "Exchange Act"). Our common stock is a "penny stock" because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a "penny stock" is that securities broker-dealers participating in sales of our common stock will be subject to the "penny stock" regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain our earnings to support operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "predict," "project," "potential," or the negative of these terms and similar expressions intended to identify forward-looking statements.

      Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this prospectus, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading "Risk Factors" beginning on page 5, as well as the following:

  Our ability to generate enough positive cash flow to pay our creditors;
  Our dependence on key personnel;
  Our need to attract and retain technical and managerial personnel;
  Our ability to execute our business strategy;
  Competition with established leaders in the solar energy industry;
  Our ability to protect our intellectual property and proprietary technologies;
  Costs associated with potential intellectual infringement claims asserted by a third party;
  Our exposure to product liability claims resulting from the use of our products;
  General economic and capital market conditions, including political and economic uncertainty in various areas of the world where we do business;
  Our exposure to unanticipated and uncontrollable business interruptions;
  Pricing and product actions taken by our competitors;
  Financial conditions of our customers;
  Customers' perception of our financial condition relative to that of our competitors;
  Reliance upon suppliers and risks of production disruptions and supply and capacity constraints;
  Our dependence on our marketing partners;
  Costs of raw materials and energy;
  Unforeseen liabilities arising from litigation;
  Our ability to successfully complete the integration of any future acquisitions;
  Our exposure to undisclosed liabilities of the public shell corporation;
  Our ability to project the market for our products based upon estimates and assumptions; and
  Our ability to obtain approvals needed to market our products.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". Our shares were first traded on the OTC Bulletin Board in June, 2005. The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2006		2005
	High	Low	High	Low
First Quarter	$2.00	$0.70	-	-
Second Quarter	$1.80	$0.86	-	-
Third Quarter	$2.09	$1.47	$0.04	$0.026
Fourth Quarter	[__]	[__]	$0.53	$0.35

The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Securities Authorized for Issuance Under Equity Compensation Plan

As of November 1, 2006, we have an employee Stock Option Plan in place.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING STOCKHOLDERS

Background

On July 11, 2006, we completed a private offering of securities pursuant to Regulation S under the Securities Act of 1933 for gross proceeds of $5,000,000 pursuant to which we issued: (i) 2,500,000 units, each comprised of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $1.00 per share; and (ii) 2,500 units, each comprised of an 8% convertible note in the principal amount of $1,000 (convertible into common stock at the rate of $1.00 per share) and a warrant to purchase an additional share of common stock at an exercise price of $1.00 per share.

This registration includes 2,500,000 shares of common stock issued in the private offering, 5,000,000 shares of common stock issuable upon the exercise of warrants sold in the private offering and 2,500,000 shares of common stock issuable upon conversion of the convertible notes sold in the private offering.

Selling Stockholder Table

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder, and the number of shares of common stock issuable upon exercise of all warrants owned or beneficially owned by such selling stockholder and the number of shares issuable upon conversion of convertible note. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each selling stockholders' percentage of ownership in the following table is based on 29,000,000 shares of our common stock outstanding as of January 15, 2007.

The selling stockholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

Beneficial Ownership		Number of	Number of	Percentage of
		Shares	Shares owned	Shares owned
	Number of	Being	after the	after the
Name	Shares	Registered	offering	offering

Affaires Financieres	900,000	900,000 (1)	0	0
Bank Sal. Oppenheim jr. cie	4,500,000	4,500,000 (2)	0	0
EH&P Investments AG	500,000	500,000 (3)	0	0
Panamerica Capital Group Inc.	1,000,000	1,000,000 (4)	0	0
Rahn & Bohmer Banquiers	2,000,000	2,000,000 (5)	0	0
Sergei Stetsenko	1,000,000	1,000,000 (6)	0	0
Viktoria Vynnyk	100,000	100,000 (7)	0	0

Total
1 Includes 450,000 shares of common stock issuable upon the exercise of warrants.
2 Represents 2,250,000 shares of common stock issuable upon conversion of convertible notes and 2,250,000 shares of common stock issuable upon the exercise of warrants.
3 Represents 250,000 shares of common stock issuable upon conversion of convertible notes and 250,000 shares of common stock issuable upon the exercise of warrants.
4 Includes 500,000 shares of common stock issuable upon the exercise of warrants.
5 Includes 1,000,000 shares of common stock issuable upon the exercise of warrants.
6 Includes 500,000 shares of common stock issuable upon the exercise of warrants.
7 Includes 50,000 shares of common stock issuable upon the exercise of warrants.

DILUTION

We are not selling any of the shares of common stock in this offering. All the shares sold in this offering will be held by the selling stockholders at the time of sale, so that no dilution will result from the sale of the shares.

BUSINESS

 General Business Overview

We were incorporated in the State of Nevada on November 19, 2003. Prior to completing the acquisition of ICP, we were in the business of providing indirect financing of installment contracts for automobile purchases and leases. Our business model involved automobile dealers making arrangements with us to finance the purchase or lease of a vehicle. On September 29, 2006 we acquired through our wholly owned subsidiary all of the issued and outstanding shares of ICP. ICP was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products. ICP operates its business through its wholly owned subsidiaries: ICP Technologies (UK) Ltd. (Wales) and ICP Global Technologies Inc. (CBCA). In order to focus our resources on developing ICP's technology and business, we no longer intend to proceed with automobile financing business activities.

MARKET AND PRODUCTS

ICP operates in the following three main market verticals:

1. Consumer Goods,

2. Original Equipment Manufacturers ("OEM"), and

3. Integrated Building Materials.

The following is a list of ICP's current products on the market or in development:

-      SunseiTM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller)

-       Cut Solar Cells (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof)

-       Solar Slate (in development).

Consumer Goods

The consumer goods market makes up approximately 10% of the solar panel industry. The consumer goods market is comprised of larger retail chain stores and specialty stores. ICP sells its integrated solar energy systems and other solar products under two main brands: SunseiTM its proprietary brand and Coleman®, (for which it is the holder of a license), to the consumer goods market. SunseiTM is positioned as our premium brand and Coleman® is ICP's value brand line.

ICP's products under the Coleman® brand are distributed to large retail chains such as Costco, Wal-Mart, Target, Sam's Club, LeRoy Merlin. ICP believes that consumers in the large retail chain space are cost conscious purchasers who also look for quality products. ICP plans to continue to develop this segment through additional retail chains, but there can be no assurances that ICP will be able to sign on additional retail chains.

ICP sells its SunseiTM brand to specialty retailers in the marine market or battery market such as West Marine and Battery Alliance. ICP's current product line is composed of turn key portable panel systems used for camping, yachting, battery recharging and other portable use.

ICP's online market is composed of its own online shopping website at www.solarchargers.com and other third party online shopping websites. The third party online shopping websites include Amazon.com, Samsclub.com, Costco.com, Westmarine.com and HomeDepot.com.

OEM Market

In 2003, ICP entered into the OEM market, and is presently focusing on the automotive sector and the garden light sector. ICP currently supplies some of the leading solar garden light makers in China. ICP also has entered the automotive sector with a product that is used to allow a car battery to retain its electric charge when the car engine is not turned on for extended periods of time. The product consists of a proprietary small portable charger that is affixed onto the inside of the windshield of a car and plugged into the cigarette lighter or OBD (on-board diagnostic). ICP also supplies Winnebago, the leading worldwide RV manufacturer, with outdoor roof-mounted solar panels.

Integrated Building Material Market

The Integrated Building Material market is the largest segment of the solar panel industry. ICP has a patented roof-tile technology that we hope to finalize development of, over the next six months and subsequently enter the building materials market.

Our new patented technology for a thin film amorphous solar cell can be seamlessly integrated into roofing lines for homes, buildings and other structures. Unlike standard poly-crystalline solar cell based panels that can interfere with the esthetics of a roof line, the thin film integrated tiles seamlessly integrates into roofing lines. Although the required panel area per kilowatt of electricity generated for amorphous panels is twice that of poly-silicon panels, the overall costs of power generation for amorphous based systems is less than that of poly-silicon based systems. Amorphous solar cells can generate more power on a watt for watt basis than traditional solar cells and utilize only 5% of the raw material used to make traditional poly-silicon cells. We believe that these panels can be sold to both the grid connected and off grid sectors of the market.

Our amorphous solar tiles are expected to be available on the market within the next nine to twelve months, pending final development and certification. However, there can be no assurances that the final development will be successful nor that we will be able to commercialize the amorphous solar tiles at a profit, if at all.

Business Strategy

We plan to expand our client base with large retail chains and specialty retailers in addition to further penetrating our existing clients. We intend to work closely with our sales agents as part of our overall sales growth strategy. We also plans to utilize the Internet for marketing and sales of our products.

As an immediate short-term strategy, we expect to finalize the thin film roof tile technology and to engage in full scale commercialization within the next twelve months. Our strategy is to gain market share by positioning the final product through the OEM channel with global installer partners for a variety of applications. At the present time, we have identified potential marketing partners for the thin film roof tile technology and, although there can be no assurances, we expect strong demand upon commercialization. We intend to continue to market our existing products to the rural areas of developing countries. ICP has a history of installing panels in such countries as Kenya and we expect to expand our presence in the rural sectors in South America, Africa and Asia. We plan to continue to reduce our costs with respect to our products by improving efficiency and innovating new technologies.

Solar Energy Industry

The electric power industry is one of the world's largest industries. With the recent deregulation, the advent of economic, environmental and national security issues, and technological advances, new opportunities exist for new entrants into the electric power industry. As electric power has become vital component of the world's economy as a result of the increasing dependence on electricity-reliant technology, reliable electricity has become critical to economic growth.

Traditionally, sources of fuel for generating electricity include coal, natural gas, oil, nuclear power, and renewable resources. However, the following factors have made increasing reliance on the traditional sources unattractive:

(a)  Environmental regulations. Recent environmental regulations seek to limit emissions by fossil fuel including international treaties and national and regional air pollution regulations to restrict the release of greenhouse gasses;

(b)  Infrastructure reliability. Investment in electricity transmission and distribution infrastructure has not kept pace with increased demand. Expanding the aging infrastructure will be capital intensive and time consuming, and may be restricted by environmental concerns; and

(c)   Fossil fuel supply constraints and cost pressures. The supply of fossil fuels is finite. Depletion of fossil fuels may impact prices and infrastructure requirements over this century. Political instability, labor unrest, war and the threat of terrorism in oil producing regions have disrupted oil production, increased the volatility of fuel prices and raised concerns over foreign dependency.

As a result of these challenges, we believe that future demand for electricity will not be met through traditional fossil fuel-based technologies alone. The solar panel industry is a growing market and the use of solar energy has been around for more than 100 years, but only in the past few decades, increased efficiency as a result of new technologies is making solar energy a more viable alternative to nonrenewable energy sources. Solar energy provides the following advantages over the traditional solutions:

-       Modularity and scalability. Solar power products can be deployed in various sizes and configurations and can be installed almost anywhere;

-       Reliability. With no need for moving parts and fuel supply, solar power systems reliably provide power to many demanding applications;

-       Dual use. Solar modules are able to serve as both a power generator and the skin of the building; and

-       Environment friendly. Solar power systems consume no fuel and produce no air, water or noise emissions.

Solar energy works by using photovoltaic solar cells made up of silicon compounds such as poly-silicon, which produces a current when exposed to sunlight. Many interconnected cells are packaged into solar modules, which protect the cells and collect the electricity generated. In general, the solar industry is generally broken down into three main categories:

1.     On-grid, which is solar derived electricity that is connected into the main electrical grids, which occupies 56% of the total solar energy consumption;

2.   Off-grid, which is mostly made up of solar derived power in rural areas where access to conventional electric power is not economical or physically feasible and OEM equipment such as automotive, garden lights, telecom and remote site power, which occupies 34% of the total solar energy consumption; and

3.   Consumer products, such as small portable solar powered equipment for use in recreational vehicles, yachting and camping, battery recharging and so on, which occupies 10% of the total solar energy consumption.

Governments around the world have launched incentive programs to reward solar power users. For instance, the Japanese government has spent hundreds of millions of dollars in subsidies to encourage citizens to install solar energy systems in their homes. Germany has implemented a program whereby it purchases a solar energy derived kilowatt hour for up to $0.55 daily. Italy and Spain have set up a similar program. In the US, last year's energy bill included subsidies for the use of solar energy, and many states have started to implement subsidy programs such as California which has recently rolled out an aggressive $2.9 billion subsidy plan over the next 10 years.

Competition

The solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to secure our supply chain, attract and retain customers, and establish a successful distribution network for our solar power products, we may be unable to increase our sales and market share. The solar cell manufacturing arena includes some 100 manufacturers worldwide. The ten largest manufacturers comprise more than three quarters of the market. At present suppliers are having difficulty keeping up with increasing market demands, largely due to technological developments that decrease solar energy costs and government incentives, which translates into a lower competitive environment for the sector at the moment. Although there are no assurances, the market is expected to continue to undergo strong growth over the next ten years which will be conducive to sustaining existing suppliers and allowing for new market entrants to capture market share as well.

We believe that we are well positioned within the solar market. ICP is a well diversified innovative company that provides solar energy products to diversified market segments. Over the years, ICP has built a reputation for quality and reliability as well as a brand name and distribution network, while acquiring its own solar cell supply chain. Over the years, ICP has built a presence in various global niche markets as well. ICP has also developed new technology in the area of amorphous solar cells which management believes will allow it to enter into the large on-grid and off-grid solar electrical markets.

The entire solar industry also faces competition from other power generation sources, both conventional sources as well as other emerging technologies. Solar power has certain advantages and disadvantages when compared to other power generating technologies. The advantages include the ability to deploy products in many sizes and configurations, to install products almost anywhere in the world, to provide reliable power for many applications, to serve as both a power generator and the skin of a building and to eliminate air, water and noise emissions. Whereas solar generally is cost effective for off-grid applications, the high up-front cost of solar relative to most other solutions is the primary market barrier for on-grid applications. Furthermore, unlike most conventional power generators, which can produce power on demand, solar power cannot generate power where sunlight is not available, although it is often matched with battery storage to provide highly reliable power solutions.

Intellectual Property and Patent Protection

We plan to aggressively continue to protect our intellectual property and technology by applying for patent protection in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities.

We also rely on trade secrets, common law trademark rights and trademark registrations and intend to protect our intellectual property through non-disclosure agreements, license agreements and appropriate restrictions and controls on the distribution of information.

At present, ICP has the following registered trademarks and designs:

Trademarks and Trade Names
ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename (T)
Design (D)
	14	CDN	T	1,202,612	ICPSOLAR Technologies & Design
61	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design (black & white)
	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design
	16	CDN	T	1,229,656	ISUN
	17	CDN	T	TMA622,453	ICP GLOBAL TECHNOLOGIES & Design
	18	CDN	T	TMA628,201	LET OUR POWER GIVE YOU FREEDOM
	19	CDN	T	1,242,623	ATF
	20	AU	T	983.622	ICP Solar Technologies & Design
73	N/A	US	TM	78/109,115	PERPETUAL POWER PACK

85	N/A	US	TM	78/377,570	SUNSAVER
60	N/A	US	TM	76/467,624	ICP GLOBAL TECHNOLOGIES & Design
62	N/A	US	TM	78/346,960	ICP SOLAR TECHNOLOGIES & Design
(colour)

38	N/A	US	TM		SOLARVENT
53	N/A	US	TM	78/346,476	BATTERYSAVER SE
54	N/A	US	TM	78/331,020	AUTOVENT
56	N/A	US	TM	76/484,235	BATTERYSAVER FLEX
57	N/A	US	TM	78/359,160	BATTERYSAVER PLUS

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
64	N/A	US	TM	76/448,811	TRACTORSAVER
55	N/A	US	TM	78/109,085	BATTPAK
(Now 2,839,191)
66	N/A	US	TM	76/039,122	SolarPRO plug'n'play (stylized)
(Now 2,709,752)
67	N/A	US	TM	76/140,194	iSUN (Stylized)
(Now 2,606,788)
68	N/A	US	TM	76/140,193	LET OUR POWER GIVE YOU FREEDOM
				(Now 2,575,542)	(Stylized)
70	N/A	US	TM	76/255,870	POCKETPV
(Now 2,626,915)
63	N/A	US	TM	78/147,527	THE MOST VERSATILE BATTERY
				(Now 2,835,615)	CHARGER IN THE UNIVERSE
65	N/A	US	TM	76/255,869	SOLAR BOOSTER
(Now 2,634,557)

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or
			Tradename
			(T)
			Design (D)
	N/A	US	TM	78/109,102	3P
48	N/A	CA	TM	1,131,153	PERPETUAL POWER PACK
27	N/A	CA	TM	1,165,738	BATTERYSAVER FLEX
28	N/A	CA	TM	1,202,856	BATTERYSAVER PLUS
29	N/A	CA	TM	1,202,403	BATTERYSAVER SE
32	N/A	CA	TM	1,156,885	ICP GLOBAL TECHNOLIGIES & Design
33	N/A	CA	TM	1,202,346	ICP SOLAR TECHNOLOGIES & Design (B
					& W)
34	N/A	CA	TM	1,202,612	ICP SOLAR TECHNOLOGIES & Design
					(colour)
35	N/A	CA	TM	1,081,632	LET OUR POWER GIVE YOU FREEDOM
36	N/A	CA	TM	1,136,105	POCKETPV
					-

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
40	N/A	CA	TM	537,063 /	FIRST CHOICE-PREMIER CHOIX
TMA315,973

41	N/A	CA	TM	1,076,749 /	iSUN & Design
TMA569,033

42	N/A	CA	TM	1,147,986 /	THE MOST VERSATILE BATTERY
				TMA601,092	CHARGER IN THE UNIVERSE
43	N/A	CA	TM	716,424 /	NEVERMISS
TMA435,293
44	N/A	CA	TM	712,850 /	SHIATSU
TMA427,521
45	N/A	CA	TM	1,136,102 /	SOLAR BOOSTER
TMA590,567
46	N/A	CA	TM	1,081,631 /	SolarPRO plug'n'play
TMA589,526
47	N/A	CA	TM	1,121,392 /	SOLARPAQ
TMA591,037
78	N/A	CA	TM	1,131,151 /	BATTPAK
TMA573,818
	N/A	CA	TM	TMA602,574	3P
	N/A	US	TM	2,839,171	BATTPAK
	N/A	US	TM	2,137,576	NEVERMISS

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or
			Tradename
			(T)
			Design (D)
79	N/A	UK	TM	2,313,930	iSUN & Design -
	N/A	UK	TM	1,271,719	SOLARVENT
	N/A	CDN	T	1809540	The Solar Company – Figurative Mark

Designs
ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
3	N/A	US	D	29/ 165,690
(now D476,950)
4	N/A	CA	D	101002	BRIEFCASE SOLAR POWER GENERATOR
5	N/A	US	D	29/165,689	BRIEFCASE SOLAR POWER GENERATOR
(Now D479,191)

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
6	N/A	US	D	29/165,688	DETACHABLE SOLAR PANEL
(Now D487,884)
9	N/A	CA	D	96064	SOLAR PANEL
16	N/A	US	D	29/062,623 (Now	SOLAR POWERED BATTERY TRICKLE
				D395,279)	CHARGER
	N/A	US	D	29/176,029	Packaging for a solar panel
	N/A	US	D	29/127402	Floating Solar-Powered Fountain
	N/A	UK	D	2090089	Floating Solar-Powered Fountain
	23	CDN	D	TBD	Solar Grip

Patents
ICP#	NOP#	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
P . Patent
T .. TM
D ..Design
	2	CDN	P	2,471,420	Modular Cable	NOP	Filed June 17,
					System for		2004 – U.S.
					Solar Power		Ref (file 011 –
					Sources		10/710,077)
Awaiting ref
from LPG

ICP #	NOP #	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
P . Patent
T. TM
D. Design
11	3	US	P	10 /	Modular Cable	NOP	U.S. Utility	POA pending.
				710,077	System for		Patent	Certificate
					Solar Power		Application	required 37 CFR
					Sources			3.73(b) not been
received.
							Serial No.:	Old assignment
							10/710,077	was sent for
							Filed: June 17,	record. Not yet
							2004	recorded in
USPTO.
Based on U.S.
Application
No:
60/479,050
Filed:
6/17/2003
	4	CDN	P	2,472,548	Solar Panel	NOP		Abandoned. Out
					Having Visual			standing OA.
					Indicator			Response is
required.
(Absolute Due on
July 4, 2006)
	5	US	P	10 /	Modular Cable	NOP		POA pending.
				895,956	System for			Certificate
					Solar Powered			required 37 CFR
					Sources			3.73(b) not been
received.
OA issued on
March 3, 2006,
due in 6 months.
	6	PCT	P		Solar Panel	NOP		Corresponding US
					having Visual			filing exist.
					Indicator			30 months expired.
86	7	US	P	10/	Solar Powered	NOP	Filed	POA pending (?).
				985,870	Ventilator
(based on
60/578,55
5)
13	8	US	P	10/	Support	NOP	Pending	POA pending (?)
				985,871	Structure for
				(based on	Mounting a		Foreign
				60/489,08	Solar Panel		Application
				5)			Deadline
Claiming
priority is July
22, 2004
	9	US	P	10/	Support	NOP		POA pending (?)

ICP	NOP	Country	Type	App. No.	Title	Firm	ICP Status Note	Status Note (NOP)
#	#		P . Patent			[i]
T .. TM
D ..Design
				896/755	Structure for
Mounting a
Solar Panel
	10	PCT	P	PCT/CA/	Support	NOP		30 months
				2004/001	Structure for			expired.
				64	Mounting a			Corresponding US
					Solar Panel			filing exists.
	11	CDN	P	2,480,366	Photovoltaic	NOP		Abandoned.
					Building			Reinstatement due
					Elements			Dec 6, 2006.
	12	US	P	11/	Solar Powered	NOP		Failed to file
				298,663	Battery Charger			missing part
					with Voltage			(executed
					Regulation			declaration) by
					Circuit			March 25, 2006
					Apparatus			Extension up to 5
months (August
25, 2006)
	13	US	P		Hybrid Portable	NOP		Cancelled
Solar Charger

14	21	UK	P	0218104.8	PHOTOVOLT	NOP	Patent granted
					AIC		to the
					BUILDING		proprietor(s)
					ELEMENTS		for an invention
entitled
"Photovoltaic
building
elements
disclosed in an
application
filed 3 August
2002. Dated
January 11, 2006
				0516437.1	PHOTOVOLT	NOP		Divisional. OAR
					AIC			filed on March 2,
					BUILDING			2006. No
					ELEMENTS			immediate action
required.
	22	CDN	P	2,500,451		NOP		Assignment filed
on March 13,
2006
No immediate
action required.
		US	P	TBD		NOP		Corresponding
filing in US, based
on Cdn Pat. App
No. 2,500,451.

ICP #	NOP #	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
			P . Patent
			T .. TM
			D ..Design
1	N/A	CA	P	2,409,465	MODULAR		Main Fee due
					SOLAR		Oct 25/04
					BATTERY		$50.00
					CHARGER		Awaiting
							registration
2	N/A	US	P	07	SOLAR		Issued
				/202,351	POWERED		Maint Fees
				(now	VENTILATOR		Paid – patent
				issued No.			expires June 3,
				4,899,645)			2008
7	N/A	US	P	09/987,93	MODULAR	7	Issued – Nov
				6 (Now	SOLAR		18, 2003
				6,650,085)	BATTERY		(Main Fee Nov
					CHARGER		20, 2006)
12	N/A	US	P	60/489,084	SOLAR	4	Pending
					PANEL		Foreign
					HAVING		application
					VISUAL		deadline
					INDICATOR		claiming
							priority is July
							22, 2004
87	N/A	US	P	60/532,796	MODULAR	8	Filed
					FLEXIBLE		Provisional
					SOLAR CELL		Application
					SYSTEM		Filed on Dec 24
					INEGRATABLE		03 (1 year
					TO TEXTILE		deadline to file
							application)
	N/A	US	P	60/447,654	Packaging for a	4	Pending
					solar panel
	N/A	EP	P	90304178.8	Photovoltaic
					Charge Storage
					Device
	N/A	UK	P	0001533.9	Solar Fountain
	N/A	UK	P	0001532.1	Free Floating
					Solar Light
		N/A	P	4, 899,645	Solar Powered
					Ventilator

Government Regulation

The Company uses, generates and discharges toxic, volatile or otherwise hazardous chemicals and wastes in its research and development and manufacturing activities. We are subject to a variety of foreign, federal, state and local governmental regulations related to the storage, use and disposal of hazardous materials.

We believe that we have all environmental permits necessary to conduct our business. We believe that we have properly handled our hazardous materials and wastes and have not contributed to any contamination at any of our past or current premises. We are not aware of any environmental investigation, proceeding or action by foreign, federal or state agencies involving our past or current facilities. If we fail to comply with present or future environmental regulations, we could be subject to fines, suspension of production or a cessation of operations. Any failure by us to control the use of or to restrict adequately the discharge of hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

Research and Development

We intend to continue the development of our cut solar cells for the garden lighting market and we are also continuing development of new configurations for our solar roof tile.

Environmental Regulatory Compliance

We believe that we are fully compliant with environmental regulations of both our facilities, located in Montreal, Quebec and the United Kingdom, respectively.

Employees

As of January 15, 2007, other than our executive officers and directors, we have 46 employees.

Facilities

We do not own any real property or any rights to acquire any real property. Our business office is located at the offices of First Class Financial Services Inc. 110 Jardin Drive Suite 13-14 Concord, Ontario L4K 2T7. We do not pay any rent to and there is no agreement to pay any rent in the future.

ICP's head office is located at 7075 Place Robert-Joncas, Unit 131 Montreal, Quebec, Canada H4M 2Z2. ICP's material property commitments include our warehouse and distribution center in the UK, and its lease commitments in Montreal, Quebec, as described in the table below.

Location	Term	Square Feet	Monthly Commitment
Montreal, Quebec	March 1, 2006 to Feb	3,878	$1,898
	28, 2011

U.K.	October 10, 2003 to	28,000	$12,237
	October 10, 2008

Recent Developments

On September 29, 2006, we entered into a share purchase agreement (the "Share Purchase Agreement") among ICP, Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively the "ICP Stockholders") Taras Chebountchak and Orit Stolyar (together the "ICP Solar Principals"), and 1260491 Alberta Inc., our wholly owned subsidiary ("Exchangeco"). Under the terms of the Share Purchase Agreement we acquired, through our wholly owned subsidiary Exchangeco, all of the outstanding shares of ICP. Closing of the acquisition took place on September 29, 2006. On the Closing Date Exchangeco issued the following Exchangeable Shares which are convertible into shares of our common stock:

Name of Stockholder	Number and Class of Shares
Eastern Liquidity Partners Ltd.	301,497 Class A Exchangeable Shares
The Sass Peress Family Trust	440,529 Class A Exchangeable Shares
The Peress Family Trust	6,626,787 Class A Exchangeable Shares
Sass Peress	11,222,995 Class A Exchangeable Shares
Arlene Ades	879,706 Class A Exchangeable Shares
Joel Cohen	528,486 Class A Exchangeable Shares

On September 29, 2006, the ICP Stockholders transferred all of the outstanding shares of ICP held by them in Exchangeco. The ICP Stockholders received, in exchange for all of their shares in ICP, 20,000,000 Class A Exchangeco Shares, which are convertible on a one to one conversion ratio. On September 29, 2006, the shares of the Company were valued at $2.00 per share.

On September 29, 2006, as a condition of closing of the transactions contemplated in the Share Purchase Agreement, the Company and the ICP Solar Principals entered into the Exchange and Voting Trust Agreement (the "Voting Trust Agreement") with the ICP Stockholders and the Trustee on September 29, 2006. Pursuant to the terms of the Voting Trust Agreement, the ICP Solar Principals agreed to deposit with the Trustee 20,000,000 shares of our common stock (the "Trust Shares") for the purpose of creating a voting trust for the benefit of the ICP Stockholders. The business purpose of the Voting Trust Agreement is to allow for tax rollover treatment in Canada for the ICP Stockholders. See "Exchange and Voting Trust Agreement" below.

 As a further condition of closing of the transactions contemplated in the Share Purchase Agreement, we and the ICP Solar Principals entered into the Exchangeable Share Support Agreement (the "Support Agreement") with the Trustee and the ICP Stockholders on September 29, 2006, setting out certain additional terms and conditions of the Trust Shares deposited with the Trustee. See "Exchangeable Share Support Agreement" below.

On September 29, 2006, in connection with our entry into the Share Purchase Agreement, Taras Chebountchak submitted for cancellation 1,792,000 of our common shares and Orit Stolyar submitted for cancellation 2,430,750 of our common shares and each individually transferred 10,000,000 of our common shares to the Trustee under the terms of the Voting Trust Agreement.

In connection with our acquisition of ICP, on September 1, 2006, we amended and restated our bylaws to be more consistent with the bylaws of other publicly held corporations with significant numbers of shareholders. The amendment to the bylaws also updated and removed certain outdated and redundant provisions that existed in our prior bylaws. The changes that were made in the amended bylaws encompass among other things the following: (i) expanded provisions with respect to shareholders' meetings including reduction of quorum requirements and amendments to actions by majority stockholder consent; (ii) amendments to corporate governance and committees, and directors' meetings; (iii) expanded provisions with respect to officers and their duties; (iv) changes to provisions with respect to share certificates; (v) the addition of certain dividend provisions; and (vi) addition of notice provisions and other provisions.

In June 2006, our board of directors approved an offering to investors (the "Note Offering") of up to 3,000 units at a price of $1,000 US per unit for gross proceeds of up to $3,000,000 pursuant to Regulation S of the Securities Act of 1933, with each Unit consisting of one 8% Convertible Note in the principal amount of $1,000 US, and one thousand share purchase warrants (the "Warrants"), with each Warrant entitling the holder thereof to purchase one additional share of our common stock for a period of 18 months following the closing of the Note Offering. On July 11, 2006, we completed the issuance of 2,500 units for gross proceeds of $2,500,000 to three subscribers pursuant to Regulation S of the Securities Act.

In May 2006, our board of directors approved an offering (the "Offering") of up to 5,000,000 units at $1.00 per unit for gross proceeds of up to $5,000,000, with each unit consisting of one share and one share purchase warrant entitling the holder to purchase one share of our common stock at a price of $1.00 per share exercisable eighteen months from the date of the issuance. On May 15, 2006, we completed the issuance of 1,000,000 units for gross proceeds of $1,000,000 in connection with the Offering to a subscriber pursuant to Regulation S of the Securities Act of 1933. On July 11, 2006, we completed the issuance of 1,500,000 units for gross proceeds of $1,500,000 to four subscribers pursuant to Regulation S of the Securities Act.

On May 16, 2006, we entered into a loan agreement (the "Loan Agreement") with ICP pursuant to which we loaned to ICP US$1,000,000 (the "Loan"). The Loan was evidenced by a promissory note executed by ICP on May 16, 2006. Pursuant to our entry into the Loan Agreement, on May 16, 2006, we entered into a Share Pledge Agreement with the ICP Stockholders and received a guarantee from the ICP Stockholders pursuant to a Guarantee Agreement dated May 16, 2006. On July 4, 2006, we entered into an amendment to our loan agreement with ICP (the "Amended Loan Agreement"). Pursuant to the terms of the Amended Loan Agreement, we increased the principal amount of the Loan to $1,500,000. In connection with our entry into the Amended Loan Agreement, the corresponding amendments were made to the terms of the limited course guarantee (the "Guarantee") granted in our favour by Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen (the "ICP Guarantors") on May 16, 2006.

Exchange and Voting Trust Agreement

The Trustee, as the holder of record of the Trust Shares, is entitled to all of the voting rights, including the right to vote in person or by proxy the Trust Shares on any matters, questions, proposals or propositions whatsoever that may properly come before our stockholders or at a meeting of our stockholders or in connection with respect to all written consents sought by us from our stockholders (the "Voting Rights"). The Voting Rights shall be and remain vested in and exercised by the Trustee. As further set out in the Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the registered holders of Exchangeable Shares other than the Company or affiliates of the Company (the "Voting Trust Beneficiaries") at the time at which the stockholders meeting is held or a stockholders' consent is sought. Each Voting Trust Beneficiary is entitled to instruct the Voting Trustee to cast and exercise one vote for each Exchangeable Share owned of record by such Voting Trust Beneficiary on the record date established by the Company, in respect of each matter, question, proposal or proposition to be voted on at a meeting of the Company or in connection with a written consent sought by the Company from the Company stockholders.

We agreed to deliver to the ICP Stockholders copies of all proxy materials, information statements and reports that are distributed to our stockholders.

The ICP Solar Principals, the Trustee and the ICP Stockholders are not entitled to receive any dividend payments in respect of the Trust Shares and the ICP Solar Principals waived any rights to receive dividends in respect of the Trust Shares. Upon exercise of any exchange rights under the terms of the Exchangeable Shares, redemption of Exchangeable Shares or the occurrence of an insolvency event under the terms of the Exchangeable Shares (the "Exchange Rights") pursuant to which the ICP Stockholders shall receive shares of our common stock, the equivalent number of Voting Rights beneficially held on behalf of each ICP Stockholder by the Trustee are deemed surrendered. In its capacity as trustee, the Trustee does not have any powers of disposition over the Trust Shares except as expressly required under the Voting Trust Agreement. At such time as either Exchangeco or we acquire Exchangeable Shares from an ICP Stockholder we agree to provide the Trustee with an officer's certificate specifying: (i) the former voting trust beneficiary under the agreement, (ii) the number of Exchangeable Shares acquired; (iii) the form of acquisition and (iv) the date of acquisition, and the Trustee must deliver to us the equivalent number of Trust Shares for cancellation. We may refuse to issue any shares of our common stock to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or under an applicable exemption.

The parties further agreed to indemnify the Trustee against all costs and expenses incurred as a result of the Trustee's entry into the Voting Trust Agreement and the transactions contemplated thereby. The agreement terminates on the earliest of the following events: (i) no outstanding Exchangeable Shares are held by the ICP Stockholders; (ii) each of the Company and Exchangeco elects in writing to terminate the agreement after being given approval by the holders of the Exchangeable Shares by passing a resolution by not less than two-thirds (2/3rds) of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least two-thirds (2/3rds) of the outstanding Exchangeable Shares at that time are present or represented by proxy. The agreement is governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Exchangeable Share Support Agreement

The Support Agreement included the following terms and conditions:

We agreed: (i) not to declare or pay any dividend on our shares of common stock unless Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, (ii) to advise Exchangeco in advance of the declaration by us of any dividends, (iii) to take all actions necessary to enable Exchangeco to pay and perform its obligations with respect to the Exchangeable Shares and cause our common shares to be delivered to the holders of Exchangeable Shares in accordance with the terms of the Exchangeable Shares;

We agreed to reserve for issuance at all times while Exchangeable Shares remain outstanding the greater of: (i) 20,000,000 shares of common stock, or (ii) the number of Exchangeable Shares issuable on exercise of all rights to acquire Exchangeable Shares outstanding from time to time.

We agreed to deliver shares of common stock to any holder of Exchangeable Shares on exercise of any exchange rights under the terms of the Exchangeable Shares, subject to our refusal to issue any shares of common stock to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or under an applicable exemption.

We agreed to issue to the holders of Exchangeable Shares the economic equivalent of any distribution of shares of common stock to our stockholders by way of dividend or other distribution, or any options or warrants to our stockholders.

We agreed that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. We further agreed that we will not, and will cause our affiliates not to, exercise any Voting Rights which may be exercisable by holders of Exchangeable Shares or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

The holders of Exchangeable Share may exchange their Exchangeable Shares for common shares in the capital stock of the Company in accordance with the following:

In the event of the liquidation, dissolution or winding-up of Exchangeco, the holders of Exchangeable Shares have the right (the "Liquidation Call Right") to require Exchangeco to deliver to them common shares of the Company having a value per share equal to the (i) current market value of a common share of the Company determined on the trading day prior to the day of the liquidation, plus all dividends declared unpaid on such Exchangeable Shares, in respect of each Exchangeable Share owned by the holder of the Exchangeable Shares.

In addition, a holder of Exchangeable Shares has the right (the "Retraction Right") to require Exchangeco to redeem any or all of the Exchangeable Shares registered in its name for an amount per share equal to the current market value of a common share of the Company on the trading day prior to the date of retraction, which shall be paid and satisfied in full by Exchangeco causing to be delivered to such holder one (1) common share of the Company for each Exchangeable Share presented and surrendered by the holder of the Exchangeable Shares, plus an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share. To effect such redemption, the holder of the Exchangeable Shares shall present and surrender at the registered office of Exchangeco the certificate or certificates representing the Exchangeable Shares which it desires to have Exchangeco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act of Alberta and the by-laws of Exchangeco and with a statement as set forth in the Articles of Incorporation of Exchangeco.

In accordance with the provisions of the Voting Trust Agreement, Trustee has the right (the "Insolvency Exchange Right") upon the occurrence and during the continuance of an Insolvency Event (as defined therein), to require the Company to purchase from each of the holders of the Exchangeable Shares its Exchangeable Shares for an amount per share equal to the current market price of a common share of the Company on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Shares under the Insolvency Exchange Right, which shall be satisfied in full by the Company causing to be sent to such Stockholder one share for each Exchangeable Share surrendered, plus, to the extent not paid by Exchangeco, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder of Exchangeable Shares on any dividend record date which occurs prior to the closing of the purchase and sale.

In accordance with the provisions of paragraphs 2.1(d) and 2.1(e) of the Support Agreement, the Company is obliged to take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of its obligations referred to above.

Pursuant to Section 2.5 of the Support Agreement, the Company, upon notice from Exchangeco or any of the holders of Exchangeable Shares or any event that requires Exchangeco to cause to be delivered common shares of the Company to any holder of Exchangeable Shares, is required to forthwith issue and deliver or caused to be delivered to the former holder of the surrendered Exchangeable Shares the requisite number of common shares of the Company to be received by it, and issue to or to the order of, the former holder of the surrendered Exchangeable Shares as the former holder shall direct.

The Support Agreement terminates at such time as no Exchangeable Shares are held by any person or entity other than the Company or its affiliates. The agreement may only be modified by an agreement in writing between Exchangeco, the Company and the holders of Exchangeable Shares after being given approval by the holders of the Exchangeable Shares by passing a resolution by not less than two-thirds (2/3rds) of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least two-thirds (2/3rds) of the outstanding Exchangeable Shares at that time are present or represented by proxy.  The agreement is governed by the laws of the State of Nevada.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our audited annual financial statements and notes for the year ended November 30, 2005 appearing in this prospectus and our interim financial statements for the nine month period ended August 31, 2006.

PLAN OF OPERATION

The following discussion and analysis summarizes our plan of operation for the next twelve months, our results of operation for the nine months ended August 31, 2006 and changes in our financial condition from our year ended November 30, 2005.

Plan of Operation

Merger

On September 29, 2006, we directly and indirectly through our Canadian holding corporation, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc. ("ICP"), a Canadian corporation based in the Province of Quebec, Canada. Following completion of the acquisition, ICP continued its operations as a controlled subsidiary of ICP Solar (the " ICP Acquisition"). See "Business – Recent Developments"

We develop, manufacture and market solar power products that provide reliable and environmentally clean electric power throughout the world. Solar power products use interconnected photovoltaic cells to generate electricity from sunlight. Solar power products can provide a cost-competitive, reliable alternative for powering highway call boxes, microwave stations, portable highway road signs, remote street or billboard lights, vacation homes, rural homes in developed and developing countries, water pumps and battery chargers for recreational vehicles and other consumer applications. Furthermore, solar power products can provide on-grid customers with a clean, renewable source of alternative or supplemental electricity.

Our plan of operation for the next twelve months is to engage in our marketing and sales efforts. We plan to expand our current distribution depth within the markets of North America, Europe and Japan for our consumer goods segment through the marketing of our internal brand SunseiTM, as well as licensed brand Coleman®.

Our immediate goal is the development of our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures. We are currently developing a distribution channel and technology partnerships to launch products based on the thin film amorphous solar cell technology in 2007. The estimated cost to finalize the development of the products based on the thin film amorphous solar cell technology is $500,000. However, we can provide no assurances that the actual costs of developing such products will not be greater than what we estimated, nor that commercialization based on such products will ever be achieved.

Although there can be no assurances, we plan to deliver on a sustainable growth strategy across each of our main targets. We also intend to increase our addressable markets, boost sales and solidify our brand through strategic partnerships with best practice distribution partners worldwide. Strategic partnerships for both distribution channel and technology are expected to be key drivers of our expansion plans, as well as web-enabled internal processes for real time accuracy and reporting.

Cash Requirements over the next Twelve Months

Our estimated expenditures over the next twelve months are as follows:

	Descriptions	Estimated Cost	Approximate
			Timeline
1.	Finalize the development of thin film amorphous solar	$500,000	6 Months
	cell technology
2.	Acquire additional distribution channels and secure the	$500,000	10 Months
	supply chain of our raw material
3.	Market and promote solar energy products to further	$150,000	12 Months
	penetrate ICP's existing client base, and expand our
	client base
4.	Develop online shopping website	$30,000	12 Months
	TOTAL	$1,180,000

The above timeline and costs are estimates only and do not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer and be more costly for us to design, market and sell the products as planned. In addition to the amounts described above, we anticipate that we will require an additional $150,000 to pay for the legal and accounting fees associated with meeting our ongoing reporting obligations under applicable US securities laws.

Results of Operations

Third Quarter and Nine Month Summary

	Three Months Ended August 31			Nine Months Ended August 31
			Percentage			Percentage
			Increase /			Increase /
	2006	2005	(Decrease)	2006	2005	(Decrease)
Revenue	-	-	-	-	-	-
Expenses [1]	18,183	13,484	34.8%	43,077	54,862	(21.5)%
Net Loss [2]	$(18,183)	$(13,484)	34.8%	$(43,077)	$(54,862)	(21.5)%

Notes: 1 Expenses is comprised of the following items: Amortization, Consulting and General and Administrative.

2 Net Loss before Accretion of discounts on convertible notes, Interest expense and Interest income.

Revenue

We had no revenue during the nine months ended August 31, 2006. We expect to realize sales revenues from sales of ICP products during the next fiscal quarter through ICP's new and existing customer base. We can provide no assurance that we will be able to generate revenues from our business model or that the revenues generated will exceed our operating costs.

Expenses

Our operating expenses for the three and nine month periods ended August 31, 2006 consisted of the following:

	Three Months Ended August 31			Nine Months Ended August 31
			Percentage			Percentage
	2006	2005	Inc. /	2006	2005	Inc. /
Expense			(Dec.)			(Dec.)
Consulting	$6,000	$6,000	-	$18,000	$18,000	-
General and	11,777	6,875	71.3%	23,858	36,253	(34.2)%
Administrative
Expenses
Amortization	406	609	(33.3)%	1,219	609	100.2%
Accretion of discount	144,378	-	-	144,378	-	-
on convertible notes
Interest expense	34,696	-	-	34,696	413	8,30%
Total [1]	$164,106	$(13,477)	1,117.7%	$184,884	$(55,260)	234.6%

Note: 1 Total does not include Interest income.

Our operating expenses for the nine months ended August 31, 2006 increased as compared to the comparative period in 2005 primarily as a result of the fact that we incurred accretion of discount expenses on our convertible notes issued due to financing activities and increased interest expenses. We anticipate our operating expenses will increase as we continue to undertake our plan of operation following our acquisition of ICP. The increase is expected to be attributable to our continuing development and as a result of our ongoing reporting requirements under the Securities Exchange Act of 1934 (the "Exchange Act")

Net Loss

We incurred a net loss in the amount of $279,590 for the period from inception to August 31, 2006. Our loss was entirely attributable to the operating expenses associated with the development, marketing and promotion of our business and the expenses relating to the preparation of a Registration Statement on Form SB-2 and our periodic reports under the Exchange Act. We have not earned any revenues to date. We can provide no assurance that we will earn any revenue or that any revenue earned will exceed the expenses incurred.

LIQUIDITY AND CAPITAL RESOURCES

Working Capital
			Percentage
	At August 31, 2006	At November 30, 2005	Increase / (Decrease)
Current Assets	$5,057,237	$49,963	10,021%
Current Liabilities	(34,696)	(8,805)	294%%
Working Capital	$5,022,541	$41,158	12,103%

Cash Flows
	Nine Months Ended	Nine Months Ended
	August 31, 2006	August 31, 2005
Cash Flows used in Operating Activities	$(59,340)	$(29,100)
Cash Flows used in Investing Activities	(1,500,000)	(7,053)
Cash Flows from Financing Activities	4,999,970	91,882
Net Increase in Cash During Period	$3,440,630	$55,729

We have cash in the amount of $3,490,593 and working capital of $5,022,541 as of August 31, 2006 compared to  working capital of $41,158 as of August 31, 2005. The increase in our working capital is primarily due to the fact that we raised $5,000,000 pursuant to our equity and debt financing activities during the quarter. Following the closing of our Offering and Note Offering in July, 2006 we raised a total of $5,000,000. Our total expenditures over the next twelve months are anticipated to be approximately $1,330,000, the majority of which is due to our operational, marketing and promotional expenses and general, legal, accounting and administrative expenses associated with our reporting obligations under the Exchange Act.

Financing Requirements

Currently, we have sufficient financial resources to complete our plan of operation for the next twelve months. At August 31, 2006, we had total assets of $5,062,259 and shareholders' equity of $4,883,185. We had an accumulated deficit of $279,590 from inception to August 31, 2006. To date these losses and cash flow deficiencies have been financed principally through long term debt, the issuance of shares  and debt from related parties. Additional capital and/or borrowings will be necessary in order for us to continue in existence until attaining profitable operations.

Our management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the year. Should we be unable to continue as a going concern, we may be unable to realize the carrying value of our assets and to meet our liabilities as they become due. We have also recently restructured internally to eliminate some excess operating costs and as a result are presently cash flow neutral. As such, our ability to complete our plan of operation is dependent upon our ability to obtain substantial financing in the near future.

Any financing that we obtain is expected to be in the form of sales of our equity securities as sufficient debt financing is not expected to be available to us at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail.

ICP Solar Technologies Inc. Summary Financial Information

The following information should be read in conjunction with the audited annual financial statements and notes for the year ended January 31, 2006 appearing in this prospectus and the interim financial statements for the nine month period ended October 31, 2006.

Company Background

ICP is a company that was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products.

Merger

On September 29, 2006, we directly and indirectly through our Canadian holding corporation, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc. ("ICP"), a Canadian corporation based in the Province of Quebec, Canada. Following completion of the acquisition, ICP continued its operations as a controlled subsidiary of ICP Solar (the " ICP Acquisition"). See "Business – Recent Developments"

As part of the reverse merger, the ICP Solar issued a controlling amount of shares to the ICP shareholders who effectively gained controlling interest in ICP Solar. According to US GAAP regulations, ICP is deemed to be the accounting acquirer of ICP Solar and the discussion of operations below relates to the operations of ICP.

Results of Operations – Year Ended January 31, 2006 Compared to Year Ended January 31, 2005

	As at January 31,	As at January 31,
	2006	2005
	(Audited)	(Audited)
Balance Sheet Information
Total Assets	$4,877,069	$5,847,958
Current Liabilities	$4,063,975	$2,564,953
Total Stockholders' Equity (Deficit)	$(2,698,473)	$(955,050)
Statement of Operations , Comprehensive Income and
Cash Flows Information	For the year ended	For the year ended
	January 31, 2006	January 31, 2005
	(Audited)	(Audited)

Net Sales	$7,731,811	$9,779,915
Expenses[1]	$3,961,206	$6,345,940
Net Loss	$(1,396,672)	($707,105)
Comprehensive Income (loss)	$(1,743,423)	$(558,165)
Cash Flows used in Operating Activities	$(978,067)	$(1,292,287)
Cash Flows provided (used) in Investing Activities	$1,379,013	$(296,087)
Cash Flows provided (used) in Financing Activities	$(386,609)	$1,188,038

Note: 1 Expenses before Interest and Income taxes

Revenue

ICP revenues from Solar energy products provided are $7,731,811 for year ended January 31, 2006 compared to $9,779,915 for the same period last year representing a decrease of $2,048,104. The reduction in revenue relates to loss of business from a major customer and reduction of revenue from existing customers. Management believes that we will realize increased sales revenues from both new and existing customer base for fiscal 2007 due to our intent to commercialize our new patented solar roofing tile, in Q4 of 2007 as well as our intent to develop new products for the consumer goods sector of the solar industry to be sold under our Sunsei brand and the Coleman ® brand in accordance with a licensing agreement that we have entered into with the Coleman Company. We have also recently established an office in Spain to increase our market penetration in Spain and throughout Europe.

Cost of Sales

ICP's cost of sales for the year ended January 31, 2006 was $5,690,036 and $4,262,865 for the year ended January 31, 2005  representing an increase of $1,427,171. The increase of cost of sales is a result of a $351,030 increase in raw material pricing due to world wide raw material shortages and a cost of $802,380 in inventory write-off of discontinued product lines during the period. Management believes that ICP has a sufficient inventory reserve of discontinued product lines and  are securing raw material purchases at competitive prices. The effect of this caused ICP's gross margin to decrease by 54%, for the year ended January 31, 2006 ICP had a margin of 26% compared to 56% for the year ended January 31, 2005. Another effect of ICP's margin decrease was the loss of a major customer which contributed to higher margins in the prior year. Management believes margins will increase to 35% for fiscal 2007 compared to fiscal 2006 due to our intent to increase production efficiency by further outsourcing the Company's production to qualified suppliers in Asia and to implement an enterprise resource planning software system to assist in managing our inventory.

Expenses

For the year ended January 31, 2006 ICP incurred expenses of $3,961,206 compared to $6,345,940 for the same period last year. The Expenses decrease of $2,384,734 is attributable to the closing in 2005 of our manufacturing facility in Montreal and the reduction of employees in Montreal from 55 to 14, and from a gain on sale of property of $739,168.

Net Loss

ICP recorded a net loss of $1,396,672 for the twelve month period ended January 31, 2006 compared to a net loss of $707,105 for the same period ended January 31, 2005. The increase in the net loss from the year ended January 31, 2005 to the year ended January 31, 2006 was primarily due to a reduction in inventory valuation as management has taken an inventory reserve for discontinued product lines. Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and begin to realize increased sales revenues.

Income tax Losses

As at January 31, 2006 ICP had net operating losses carry-forwards of approximately $1,400,000,  of which $1,255,000 will never expire. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income. In the event of certain changes in control, there will be an annual limitation on the amount of the income tax losses carryforwards which can be used. Management believes there is a 50% or greater chance that the carryforward will not be used.

The following information should be read in conjunction with ICP's audited annual financial statements and notes for the years ended January, 2006 and 2005 appearing in this prospectus and our interim financial statements for the nine month period ended October 31, 2006.

PLAN OF OPERATION

The following discussion and analysis summarizes our plan of operation for the next twelve months, our results of operation for the nine months ended October 31, 2006 and changes in our financial condition from ICP's year ended January 31, 2006

Plan of Operation

Company Background

ICP is a company that was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products.

Merger

On September 29, 2006, we directly and indirectly through our Canadian holding corporation, completed the acquisition of 100% of the issued and outstanding shares of ICP, a Canadian corporation based in the province of Quebec, Canada. Following completion of the acquisition, ICP continued its operations as a controlled subsidiary of ICP Solar  (the " ICP Acquisition"). See "Business - Recent Developments"

Our plan of operation for the next twelve months is to engage in our marketing and sales efforts. We plan to expand our current distribution depth within the markets of North America, Europe and Japan for our consumer goods segment through the marketing of our internal brand SunseiTM, as well as licensed brand Coleman®.

Our immediate goal is the development of our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures. We are currently developing a distribution channel and technology partnerships to launch products based on the thin film amorphous solar cell technology in 2007. The estimated cost to finalize the development of the products based on the thin film amorphous solar cell technology is $500,000. However, we can provide no assurances that the actual costs of developing such products will not be greater than what we estimated, nor that commercialization based on such products will ever be achieved.

Although there can be no assurances, we plan to deliver on a sustainable growth strategy across each of our main targets. We also intend to increase our addressable markets, boost sales and solidify our brand through strategic partnerships with best practice distribution partners worldwide. Strategic partnerships for both distribution channel and technology are expected to be key drivers of our expansion plans, as well as web-enabled internal processes for real time accuracy and reporting.

Cash Requirements over the next Twelve Months

Our estimated expenditures over the next twelve months are as follows:

	Descriptions	Estimated Cost	Approximate
			Timeline
1.	Finalize the development of thin film amorphous solar	$500,000	6 Months
	cell technology
2.	Acquire additional distribution channels and secure the	$500,000	10 Months
	supply chain of our raw material
3.	Market and promote solar energy products to further	$150,000	12 Months
	penetrate ICP's existing client base, and expand our
	client base
4.	Develop online shopping website	$30,000	12 Months
	TOTAL	$1,180,000

The above timeline and costs are estimates only and do not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer and be more costly for us to design, market and sell the products as planned. In addition to the amounts described above, we anticipate that we will require an additional $150,000 to pay for the legal and accounting fees associated with meeting our ongoing reporting obligations under applicable US securities laws.

As part of the reverse merger,  ICP Solar issued a controlling amount of shares to the ICP shareholders who effectively gained controlling interest in ICP Solar. According to US GAAP regulations, ICP is deemed to be the accounting acquirer of ICP Solar and the discussion of operations below relates to the operations of  ICP. We also changed our fiscal year end from November 30 to January 31 which coincides with the year end of ICP.

Results of Operations – nine month period ended October 31, 2006 compared to the nine month period ended October 31, 2005

	As at October 31,	As at January 31,
	2006	2006
	(Unaudited)	(Audited)
Balance Sheet Information
Total Assets	$5,664,938	$4,877,069
Current Liabilities	$1,454,959	$4,063,975
Total Stockholders' Equity (Deficit)	$2,391,789	$(2,698,473)
Statement of Operations, Comprehensive income and	For the nine months	For the nine months
Cash Flows Information	ended October 31, 2006	ended October 31, 2005
	(unaudited)	(unaudited)
Net Sales	$6,574,371	$6,574,407
Expenses [1]	$3,381,180	$3,583,807
Net Loss for the Period	$(1,332,111)	($757,185)
Comprehensive Income (loss)	$(1,392,887)	$(952,920)
Cash Flows provided ( used) in Operating Activities	$(2,245,931)	$348,775
Cash Flows provided (used) in Investing Activities	104,478	$(194,855)
Cash Flows provided (used) in Financing Activities	$3,304,142	$(24,518)

Note: 1 Expenses is comprised of the following items: Selling, General and Administrative, Amortization, Research and Development and Foreign Exchange.

Revenue

ICP revenues from Solar energy products provided are $6,574,371 for the nine month period ended October 31, 2006 compared to $6,574,407 for the same period last year representing a decrease of $36. The lack of increase in revenue relates to loss of business from a major customer and reduction of revenue from existing customers. Management believes that we will realize increased sales revenues from both new and existing customer base for fiscal 2007.  We intend to commercialize our new patented solar roofing tile  in Q4 of 2007, and as such we have recently signed a binding letter of intent with Tejas Solares of Spain for the commercialization of our roofing tile. We have recently opened up an office in Spain to increase our market penetration there and in the rest of Europe.  We also intend to develop new products for the consumer goods sector of the solar industry to be sold under our Sunsei brand and Coleman brand for which hold a licensing agreement.

Cost of Sales

ICP's cost of sales for the nine month period ended October 31, 2006 was $4,273,688 compared to $3,753,423  for the nine month period ended  October 31, 2005 representing an increase of $520,265. ICP's margin for the nine month period ended  October 31, 2006 was 35% compared to 43% for the nine month period ended  October 31, 2005. The increase in net loss is attributable to the loss of a major customer and raw materials price increase contributed to lower margins. Management believes any raw material price increase will be offset by a general increase in selling price to customers as the solar market demand continues to outperform its supply availability.

Expenses

ICP Expenses decreased by $202,627 for the nine month period ended October 31, 2006 to $3,381,180 compared to October 31, 2005 $3,583,807. The decrease is attributable to the closing in 2005 of our manufacturing facility in Montreal and the reduction of employees in Montreal from 55 to 14.

Net Loss

ICP recorded a net loss of $1,332,111 for the nine month period ended October 31, 2006 compared to a net loss of $757,185 for the same period ended October 31, 2005. Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and begin to realize increased sales revenues by Q4  2007.

Liquidity and Capital Resources

At October 31, 2006, ICP had accounts receivable of $1,185,627, income taxes recoverable of $643,875 and inventories of $2,119,059.  ICP also had a non-interest bearing loan payable to director for $370,542, government grants payable of $260,721 and capital lease payable of $232,190. ICP's current portion of the government grants was $236,407 and capital lease payable of $106,693.

ICP Credit Facilities

ICP has the following credit facilities: (i) A UK credit facility allowing for an operating line of credit of 161,000 (90,000 GBP); and (ii) a Canadian credit facility in the amount of $1,760,000 which requires ICP's Canadian subsidiary to comply with certain financial covenants. As at October 31, 2006, the Canadian subsidiary was not in compliance therewith.  We have since renegotiated new terms for our line of credit and we are presently in compliance with all financial covenants. As well management believes that we will be able to continue to comply with these financial covenants in the future,

Financing Requirements

Currently, we have sufficient financial resources to complete our plan of operation for the next twelve months. ICP was founded in 1988 and has posted profits since inception, except for the last two fiscal years due to the entrance on the market of products from Asia and from the acquisition and integration of its manufacturing facility. At October 31, 2006, ICP had total assets of $5,664,938 and shareholders' equity of $2,391,789. ICP has an accumulated deficit of $3,323,047 as at October 31, 2006 and $1,990,936 for the year ended January 31, 2006. To date these losses and cash flow deficiencies have been financed principally through the recent ICP acquisition and the related private placement, long term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for ICP to continue in existence until attaining profitable operations.

Our management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the year. We have commenced the process of raising additional capital. Should we be unable to continue as a going concern, we may be unable to realize the carrying value of our assets and to meet our liabilities as they become due. We have also recently restructured internally to eliminate some excess operating costs. Our ability to complete our plan of operation is dependent upon our ability to obtain substantial financing in the near future.

Any financing that we obtain is expected to be in the form of sales of our equity securities as sufficient debt financing is not expected to be available to us at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

OFF-BALANCE SHEET ARRANGEMENTS

None.

CRITICAL ACCOUNTING POLICIES

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of ICP has been accounted for as a reverse acquisition and ICP has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of ICP and not FC. The operations of FC will be included in the consolidated statement of operations from the effective date of the acquisition, September 29, 2006.

Revenue Recognition

We recognize revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer. Our price to customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates. Any customer acceptance provisions, which are related to product testing, are satisfied prior to revenue recognition. There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers. The Company does accept returns of products, if properly requested, authorized, and approved by the Company. The Company records an estimate of returns of products to be returned by its customers and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes one-year warranty period for defects in material and workmanship and a 25-year warranty period for declines in power performance. Accruals for product warranties are recorded at the time of shipment of products to customers. The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience.

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on an average cost base.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value. It is not practical to determine the fair value of the amounts due from related parties due to their related party nature and the absence of a market for such instruments.

MANAGEMENT

The following table sets forth certain information regarding our directors, executive officers, promoters and control persons as of January 15, 2007.

Directors and Executive Officers

The following table identifies our directors and executive officers as of January 15, 2007.

Name	Age	Position
Sass Peress	46	Chairman of the Board, President and Chief Executive Officer
Leon Assayag	44	Chief Financial Officer
Joel Cohen	35	Director, Secretary, Treasurer
Taras Chebountchak	36	Director
Paul Maycock	71	Director
David McDowell	63	Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on the board of directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee of the board. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the board and each executive officer serves at the discretion of the board. We do not have any standing committees.

Sass Peress, CEO

Prior to founding ICP, Mr. Peress was the VP of Sales for a market-leading automotive accessory distributor. In 1985, he founded and headed an automotive aftermarket manufacturing company that went on to capture more than 70% of market share within two years. He then founded ICP in 1988 and, as President and CEO, has reshaped the company into its current market-leading state within the solar energy industry. With his scientific background and manufacturing experience, he has co-authored much of ICP's intellectual property. Mr. Peress' educational background includes studies in health sciences, organic chemistry and finance. He graduated with honors from Concordia University's MBA International Business Program in Montreal, Canada.

Mr. Peress was recently nominated for the Ernst & Young Canadian Entrepreneur of the Year award and is an active member of the Canadian Solar Energy Society and the American Solar Energy Society.

Leon Assayag, CFO

Mr. Assayag brings to ICP Solar more than 20 years of diverse financial and business experience. From December 2, 2002 to January 5, 2007, he served as Chief Financial Officer, Director and Secretary of the Board for Noveko International Inc., a holding company listed on the TSX-Venture Exchange. Mr. Assayag remains a director of Noveko. From June 2001 to June 2002, Mr. Assayag held the position of VP Finance for Central Networks Communications. A Chartered Accountant by profession, Mr. Assayag holds a graduate diploma and a B.Com. from McGill University.

Joel Cohen, Director, Secretary and Treasurer

Mr. Cohen was Chief Financial Officer of ICP Solar Technologies Inc., formerly FC Financial Services Inc., from October 30, 2006 to January 9, 2007. Mr. Cohen has extensive experience in biotechnology and high tech financings and in financial analysis. From 2002 until present, Mr. Cohen has been consulting CFO for Osta Biotechnologies a publicly traded company on the TSX venture. From 1999 to 2002, Mr. Cohen was an investment banker at Canaccord Capital Corporation, where he specialized in biotechnology financings. He has worked on numerous IPOs and private and public financings worth over $100 million for various companies including Neurochem, Adherex, Bioniche, Diagnocure, Qbiogene and Aeterna. Mr. Cohen holds a Bachelor of Commerce degree in Finance from Concordia University and is a Chartered Financial Analyst.

Taras Chebountchak, Director

Mr. Chebountchak was President, Chief Executive Officer, and Treasurer of ICP Solar Technologies Inc., formerly FC Financial Services Inc. from its inception on November 19, 2003 to October 30, 2006. Since May 1998, Mr. Chebountchak has also been president and a director of First Class Financial Services Inc. located in Concord, Ontario. First Class Financial Services is engaged in the business of processing prospective car buyers' loan applications and placing them with financial institutions. Since July 2000, Mr. Chebountchak has been secretary, treasurer and a director of Ardent Mines Limited, a Nevada corporation located in Vancouver, British Columbia engaged in mining exploration. Ardent Mines Limited filed a Form SB-2 registration statement with the Securities and Exchange Commission on November 30, 2000 which was declared effective by the Commission on August 12, 2003. Ardent Mines Limited files reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934. Since then Ardent Mines has conducted extremely limited exploration activity.

Paul Maycock, Director

Mr. Maycock is the president of Photovoltaic Energy Systems, the leading PV market research firm. Mr. Maycock edits the monthly newsletter, "PV News," which goes to readers in 58 countries. His annual estimates and projections of PV sales, based on confidential interviews of every key player in the industry, are used worldwide for planning and analysis purposes. Before starting PV Energy in 1981, Mr. Maycock was director of the PV Energy Systems division of the US Department of Energy. He also spent 11 years at Texas Instruments in a variety of strategic planning positions. He concurrently serves as the chairman of the board of the Solar Electric Light Fund, a non-profit organization that has installed over 5,000 PV systems in the developing world.

David McDowell, Director

Mr. McDowell has an extensive background in worldwide sales and business development which includes over 10 years of senior telecommunications management and more than 20 years of high technology sales and marketing management expertise. Mr. McDowell joined QUALCOMM in 1996 as vice president of sales for QUALCOMM's Consumer Products Division. In August 1997 he was promoted to senior vice president. Prior to joining QUALCOMM, McDowell served as chief operating officer of Japan Radio Company, Inc. (JRC), where he successfully led the company to expand into the consumer analog cellular, GPS module and cellular fixed station markets. Previous to that, Mr. McDowell served as president and COO of NovAtel and vice president of subscriber products for Hughes Network Systems, where he was responsible for Hughes' entry into the digital cellular market. McDowell also served as managing director for ComputerLand, Europe and began his career at IBM Canada and IBM World Trade Corporation.

Key Personnel and Consultants

Arlene Ades, Executive Vice President, Head North American Sales

Arlene Ades joined ICP in early 2006 and assumed the position of Executive Vice-President, Head of North American Sales after an 18-year career atop sales management at Pitney Bowes. Having achieved top sales awards for several years running, Ms. Ades brings with her a wealth of experience in strategic partner development, motivational speaking, product launches and forecasting. Ms. Ades' experience includes the management of Pitney Bowes' largest corporate accounts as a 'cradle to grave' manager of business organization. Being a very process-driven individual, Arlene has managed teams to higher performance levels and used her keen analytical capacity to help clients drive out non-value-added steps from their organizations. Her 'customer first' mantra is at the root of her decision-making tree and has been the cornerstone of success during her career.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for (i) all individuals serving as our chief executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level (the "CEO"); (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to subparagraph (ii) of this item but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, or "named executive officers").

			ANNUAL
			COMPENSATION(4)			LONG TERM COMPENSATION
		Year			Other				All
Name	Title	Ended	Salary	Bonus	Annual	AWARDS		PAYOUTS	Other
						Restricted	Options	LTIP
						Stock	/ SARs*	payouts
						Awarded	(#)	($)
Taras	Director,	2005	$0	$0	$0	0	0	$0	$0
Chebountchak	Former Chief	2004	$0	$0	$0	0	0	$0	$0
	Executive
	Officer,
	Former
	Treasurer,
	Former
	President

Orit Stolyar	Former Vice	2005	$0	$0	$0	0	0	$0	$0
	President,	2004	$0	$0	$0	0	0	$0	$0
	Former
	Secretary, and
	Former
	Director

Stock Option Grants

We did not grant any stock options to our executive officers or directors during our most recent fiscal year ended November 30, 2005. We also have not granted any stock options to our executive officers or directors since November 30, 2005.

Exercises Of Stock Options And Year-End Option Values

No stock options were exercised by our executive officers or directors during the financial year ended November 30, 2005 and no stock options have been exercised since November 30, 2005.

Long-Term Incentive Plans

On November 1, 2006, the Company's Board of Directors established the 2006 Stock Incentive Plan expiring on November 1, 2016.

Compensation of Directors

Our directors received no management fees during the years ended November 30, 2006 or November 30, 2005.

Employment Contracts

We do not have employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

In November, 2003, we issued a total of 2,500,000 restricted shares of common stock to Taras Chebountchak, our director and our former President, in consideration of $25.00 and 2,500,000 shares of restricted common stock to Orit Stolyar, our former Vice President, in consideration of $25.00.

In December, 2005, we paid a stock dividend of 4 additional shares for each one share of common stock outstanding, thereby increasing Mr. Chebountchak's share ownership to 12,500,000 shares and increasing Ms. Stolyar's share ownership to 12,500,000 shares.

During the year ended November 30, 2004, Mr. Chebountchak and Ms. Stolyar who were our officers, directors and shareholders advanced funds to us. As of January 15, 2007, there is a $0 balance due to them.

In connection with the ICP Acquisition, Exchangeco Shares were issued to the following executive officers and directors: 528,486 shares to Mr. Joel Cohen, and 18,290,311 shares to Mr. Peress and his affiliates. The Exchangeco Shares are exchangeable on 1 for 1 basis with shares of our common stock.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the above selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. We will not receive any of the proceeds of sales by the selling stockholders.

We expect that the selling stockholders will sell their shares primarily through sales into the over the counter market made from time to time at prices they consider appropriate. The common stock may be sold by the selling stockholders from time to time in one or more transactions at or on any stock exchange, market or trading facility on which shares are traded in the future or in private transactions. Sales may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions (which may involve cross or block transactions):

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; settlement of short sales;
  transactions in which broker-dealers may agree with one or more selling stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with sales of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these shares to close out those short positions, or lend or pledge common stock to broker-dealers that in turn may sell such securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities requiring the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Exchange Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by them. The foregoing may affect the marketability of such securities.

To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL PROCEEDINGS

We are party to the following legal proceedings:

1.    Investissement Québec vs. Technologies ICP Globales Inc. This an action instituted in Quebec by Investissement Québec for an amount of $246,000.00 representing the reimbursement of a subvention for the program Faire. Investissement alleges that Technologies Globales, our wholly owned subsidiary, has failed to fulfill its obligations for the hiring of 50 employees. ICP has plead that even if ICP has hired only 38 employees instead of the 50 it was supposed to hire, the wage bill for 38 employees surpasses the minimum wage bill for 50 employees under the agreement. ICP have made an offer of settlement of $44,000.00, which was refused. Investissement came back with a counter-offer of $140,000.00. The claim has not been settled.

2.     Robert Young vs. ICP Solar Technologies Inc. A former employee of ICP has instituted an action against ICP for an amount of $263,000.00 in connection with a wrongful dismissal claim. The claim has not been settled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 15, 2007 with respect to the beneficial ownership of our common stock, after giving effect to the ICP Acquisition, by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o ICP Solar Technologies Inc., 7075 Place Robert-Joncas, Unit 131, Montreal Quebec, H4M 2Z2. Unless otherwise indicated in the table footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the acquisition of ICP. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

		Amount and Nature
	Name and Address	of Beneficial	Percentage of
Title of Class	of Beneficial Owner	Ownership(1)	Class (1)
Common Stock	Equity Transfer & Trust Company	20,000,000	69%
	120 Adelaide St. W., Ste 420	Direct
	Toronto, Ont. M5H 4C3 (1)
Common Stock	Sass Peress (1)	18,591,808	64.1%
		Indirect
Common Stock	Bank Sal. Oppenheim jr cie	4,500,000	15.5%
	Uraniastrasse 28	Direct
	CH-8022
	Zurich, Switzerland
Common Stock	Rahn & Bohmer Banquiers	2,000,000	6.8%
	Talkstrasse 15	Direct
	Postfach 8022
	Zurich, Switzerland
Common Stock	Taras Chebountchak	708,000	2.4%
	Director	Direct
	11 Townsgate Dr., PH 6
	Thornhill, Ontario, Canada L4J 8G4
Common Stock	Joel Cohen (1)	528,486	1.8%
		Indirect
Common Stock	All directors and executive officers as a
	group (3 persons)	19,526,797	67.3%

Notes

(1) Equity Transfer & Trust Company holds the 20,000,000 shares of our common stock (the "Trust Shares") as trustee pursuant to the terms of the Exchange and Voting Trust Agreement dated September 29, 2006 between the Company, Exchangeco, Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively the "Beneficiaries") Taras Chebountchak and Orit Stolyar. Under the terms of the Exchange and Voting Trust Agreement the Trust Shares are to be cancelled as each Exchangeable Shares is exchanged by the Beneficiaries for shares of ICP Solar and the Voting Rights to the Trust Shares are beneficially held by the Trustee for the Beneficiaries are as follows: (i) 301,497 Trust Shares, Eastern Liquidity Partners Ltd., beneficially owned by Sass Peress, (ii) 440,529 Trust Shares, The Sass Peress Family Trust, beneficially owned by Sass Peress, (iii) 6,626,787 Trust Shares, The Peress Family Trust, beneficially owned by Sass Peress, (iv) 11,222,995 Trust Shares, Sass Peress, (v) 879,706 Trust Shares, Arelene Ades, (vi) 528,486 Shares, Joel Cohen. See "Exchange and Voting Trust Agreement" above.

The Trustee, as the holder of record of the deposited shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the 20,000,000 ICP Solar common shares deposited by Taras Chebountchak and Orit Stolyar (the "Deposited Shares") on any matters, questions, proposals or propositions whatsoever that may properly come before the Voting Trust Beneficiaries of the Company at a Company meeting at which holders of the Company are entitled to vote or in connection with a written consent sought by the Company. The Voting Rights shall be and remain vested in and exercised by the Trustee. As further particularized in the Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the Voting Trust Beneficiaries entitled to instruct the Trustee as to voting thereof at the time at which the Company stockholders meeting is held or the Company's stockholders' consent is sought.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of January 15, 2007, there were 29,000,000 shares of our common stock issued and outstanding and no issued and outstanding preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the "NRS") and our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend: (a) we would not be able to pay our debts as they become due in the usual course of business; or (b) except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the "NRS"), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on our behalf.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on our behalf, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

However, with respect to actions brought by or on our behalf against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we are required to indemnify our officers and directors to the full extent permitted by the laws of Nevada. Our Articles of Incorporation and our Bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by us.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Hodgson Russ LLP, 150 King Street West, Suite 2309 Toronto, Ontario M5H 1J9 Canada will opine on the validity of the common stock offered in this prospectus.

EXPERTS

Our financial statements for the years ended as of November 30, 2005 and 2004 have been included in reliance upon the reports of Manning Elliott LLP Chartered Accountants and Chavez and Koch, CPA's, respectively and upon the authority of said firms as experts in accounting and auditing.

ICP's financial statements for the years ended January 31, 2006 and 2005 have been included in reliance upon the report of RSM Richter LLP, Montreal, Quebec, and upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On October 27, 2006, our Board of Directors determined that we would change our certifying accountant and auditor to RSM Richter LLP, of Montreal, Quebec. On October 27, 2006, we orally notified and dismissed our prior auditor, Manning Elliott LLP Chartered Accountants, of Vancouver, British Columbia. On October 27, 2006, the Board of Directors approved the engagement of RSM Richter LLP to serve as auditors for our financial statements for the year ended January 31, 2007.

The Manning Elliott LLP audit report on our financial statements for each of the fiscal years ended November 30, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinions, and were not modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Neither we nor anyone on our behalf consulted with RSM Richter LLP with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B, during our fiscal years ended November 30, 2004, which audit report was prepared by Chavez and Koch CPA or our fiscal year ended November 30, 2005, which audit report was prepared by Manning Elliott LLP, or during the subsequent interim period preceding the dismissal of Manning Elliott LLP. None of the reportable events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred with respect to our fiscal years ended November 30, 2004 and 2005 or the subsequent interim period preceding the dismissal of Manning Elliott LLP. At no time during our fiscal years ended November 30, 2004 and 2005, or during the subsequent interim period preceding the dismissal of Manning Elliott LLP, respectively, were there any disagreements with Manning Elliott LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Any such disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to reference the subject matter of the disagreements in its reports on our financial statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. We have also filed a registration statement on Form SB-2 (Commission File No. 333 - 138693), including exhibits, with the SEC with respect to the stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of stock offered under this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where any such contract or document is an exhibit to the registration statement, each statement with respect to the contract or document is qualified in all respects by the provisions of the relevant exhibit, which is hereby incorporated by reference.

We make available free of charge on or through our internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Our Internet address is http://www.icpsolar.com. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of the prospectus.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
FC Financial Services Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of FC Financial Services Inc. (A Development Stage Company) as of November 30, 2005 and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The accompanying balance sheet of FC Financial Services Inc. (A Development Stage Company) as of November 30, 2004, and the related statement of operations, cash flows, and stockholders' deficit accumulated for the period from November 19, 2003 (Date of Inception) to November 30, 2004 and the year ended November 30, 2004, was audited by other auditors in their report dated January 10, 2005. Those auditors expressed an unqualified opinion on those financial statements and included an explanatory paragraph describing the substantial doubt about the Company's ability to continue as a going concern.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of FC Financial Services Inc. (A Development Stage Company), as of November 30, 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue and has accumulated losses since inception. These factors raise substantial doubt about the Company' s ability to continue as a going concern. Management' s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
January 20, 2006

CHAVEZ & KOCH	DAVID CHAVEZ, CPA
DChavez@chavezandkoch.com
BUSINESS CONSULTANTS	TIM KOCH, CPA
TKoch@chavezandkoch.com
CERTIFIED PUBLIC ACCOUNTANTS	MICHAEL J. MEHR, CPA
Mmehr@chavezandkoch.com
KIRK D. KAPLAN
Kkaplan@chavezandkoch.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
FC Financial Services, Inc.

We have audited the accompanying balance sheets of FC Financial Services, Inc. as of November 30, 2004 and 2003, and the related statements of operations and cash flows for the year ended November 30, 2004 and for the period November 19, 2003 (date of inception) to November 30, 2003 and from November 19, 2003 (date of inception) to November 30, 2004, and the statement of changes in stockholders' equity (deficit) as of November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2004 and 2003, and the results of its operations and its cash flows for the year ended November 30, 2004 and for the period November 19, 2003 (date of inception) to November 30, 2003 and from November 19, 2003 (date of inception) to November 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As disclosed in Note 7 to these financial statements, the Company has had limited operations and has not established a long-term source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to this issue is also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chavez & Koch, CPA's
Chavez & Koch, CPA's

January 10, 2005
Henderson, Nevada

SAN DIEGO	HENDERSON - MAIN OFFICE		LAS VEGAS - APPOINTMENT ONLY
4370 LA JOLLA DRIVE, SUITE 400	2920 NORTH GREEN VALLEY PARKWAY, BLDG. 8, SUITE 821		6644 W. SAHARA AVENUE, SUITE 200
SAN DIEGO, CALIFORNIA 92122	HENDERSON, NEVADA 89014		LAS VEGAS, NEVADA 89146
TEL: 858,784.0050	TEL: 702.433.7075	FAX: 702.451.2863	TEL: 702.433.7075	FAX: 702.451.2863

Consolidated Financial Statements
for the year ended
November 30, 2005

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in US dollars)
	November 30,	November 30,
	2005	2004

ASSETS

Current Assets

Cash	49,963	32

Total Current Assets	49,963	32

Property and Equipment (Note 3)	6,241	-
TOTAL ASSETS	56,204	32

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Current Liabilities

Accounts payable	-	200
Accrued liabilities	8,805	-
Due to shareholders (Note 4)	-	22,573

Total Current Liabilities	8,805	22,773

TOTAL LIABILITIES	8,805	22,773

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock 100,000,000 shares authorized, $0.00001 par value,
30,722,750 and 25,000,000 shares issued and outstanding,
respectively	307	250

Additional paid-in capital (Note 5)	114,198	(200)

Donated capital (Notes 4(b) and (c))	27,600	-

Deficit accumulated during the development stage	(94,706)	(22,791)

Total Stockholders' Equity (Deficit)	47,399	(22,741)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	56,204	32

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in US dollars)

	Accumulated from
	November 19, 2003
	(Date of Inception) to	Year ended	Year ended
	November 30,	November 30,	November 30,
	2005	2005	2004
	$	$	$

REVENUE	-	-	-

EXPENSES

Consulting (Note 4(b))	24,000	24,000	-
General and administrative expenses	68,715	46,710	17,998
Amortization	812	812	-
Interest expense	1,179	393	786

Total expenses	94,706	71,915	18,784

NET LOSS	(94,706)	(71,915)	(18,784)

NET LOSS PER SHARE - Basic and Diluted		$ -	$ -

Weighted Average Number of Common Shares
Outstanding (Note 5(a))		28,965,000	25,000,000

 (The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	Accumulated From
	November 19, 2003
	(Date of Inception)	Year ended	Year ended
	to November 30,	November 30,	November 30,
	2005	2005	2004
	$	$	$

CASH FLOWS TO OPERATING ACTIVITIES

Net loss	(94,706)	(71,915)	(18,784)

Adjustments to reconcile net loss to net cash used
in operating activities

Amortization	812	812	-
Donated services and rent	27,600	27,600	-

Changes in operating assets and liabilities

Increase (decrease) in accounts payable and accrued
liabilities	8,805	8,605	(3,014)
(Increase) decrease in prepaid expenses	-	-	10,000

Net Cash Used In Operating Activities	(57,489)	(34,898)	(11,798)

CASH FLOWS TO INVESTING ACTIVITIES

Acquisition of capital assets	(7,053)	(7,053)	-

Net Cash Used By Investing Activities	(7,053)	(7,053)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	114,505	114,455	-
Loan from shareholders	-	(22,573)	11,787

Net Cash Provided By Financing Activities	114,505	91,882	11,787

INCREASE (DECREASE) IN CASH	49,963	49,931	(11)

CASH, BEGINNING OF PERIOD	-	32	43

CASH, END OF PERIOD	49,963	49,963	32

Non-cash Investing and Financing Activities	-	-	-

Supplemental Disclosures:

Cash paid for interest	413	413	-
Cash paid for taxes	-	-	-

 (The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
For the Period from November 19, 2003 (Date of Inception) to November 30, 2005
(Expressed in US dollars)

					Deficit
			Additional		Accumulated
			Paid-in		During the
	Common		Capital	Donated	Development
	Stock	Amount	(Discount)	Capital	Stage	Total
	#	$	$	$	$	$

Balance - November 19, 2003 (Date of
Inception)	-	-	-	-	-	-

Issuance of common stock for cash
at $0.00001 per share
- November 27, 2003	25,000,000	250	(200)	-	-	50

Net loss for the period	-	-	-	-	(22,791)	(22,791)

Balance - November 30, 2004	25,000,000	250	(200)	-	(22,791)	(22,741)

Issuance of common stock for cash
at $0.02 per share	5,722,750	57	114,398	-	-	114,455

Donated services and rent	-	-	-	27,600	-	27,600

Net loss for the period	-	-	-	-	(71,915)	(71,915)

Balance - November 30, 2005	30,722,750	307	114,198	27,600	(94,706)	47,399

See Note 5(a) for forward stock split.

 (The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

1.	NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

FC Financial Services, Inc. (the "Company") was incorporated in the State of Nevada on November 19, 2003, where it maintains a statutory registered agent's office. The Company's principal executive office is located in Ontario, Canada. The Company intends to initiate operations in Canada, and is not subject to any deadlines to obtain U.S. licenses in order to begin operations. The Company provides indirect financing of instalment contracts for automobile purchases and leases for borrowers unable to qualify for traditional loans and leases. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of November 30, 2005, the Company had not recognized any revenues and had accumulated losses of $94,706 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company has experienced some initial difficulty in securing the required financing, it continues to pursue various options but there is no assurance that any such activity will generate funds that will be available for operations. Management is considering alternatives to it's initial business plan. These financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The Company filed an SB-2 Registration Statement ("SB-2") with the United States Securities Commission that was declared effective on March 22, 2005. The Company issued 5,722,750 common shares pursuant to the SB-2, at a price of $0.02 per share, for total proceeds of $114,455. The Company is listed on the Over-the-Counter Bulletin Board under the symbol "FCFN".

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of Accounting

These financial statements have been reported in US dollars in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is November 30.

	(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	(d)	Comprehensive Loss

SFAS No. 130, " Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(e)	Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

	(f)	Property and Equipment

Capital assets are recorded at cost and annual amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows. One-half of the annual rate is taken in the year of acquisition:

		Computers	3 years
		Furniture and fixtures	5 years

	(g)	Fair Value of Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and amounts owing to related parties approximate their fair value due to the immediate or short-term nature of these financial instruments.

	(h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, " Accounting for Income Taxes" , as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(i)	Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

	(j)	Basic and Diluted Net Income (Loss) Per Share

The Company computes basic and diluted loss per share in accordance with SFAS No. 128, " Earnings per Share." SFAS No. 128 requires the Company to report both basic loss per share, which is based on the weighted average number of common shares outstanding, and diluted loss per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. As of November 30, 2005 the Company had no outstanding securities that could have a dilutive effect on the outstanding common stock. Therefore, no diluted EPS was calculated.

	(k)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (" FASB" ) Statement of Financial Accounting Standards (" SFAS" ) No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets" , the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	(l)	Recent Accounting Pronouncements

In December 2004, FASB issued SFAS No. 153, " Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29" . The guidance in APB Opinion No. 29, " Accounting for Nonmonetary Transactions" , is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(l)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, " Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3" . SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, " Share Based Payment" . SFAS 123R is a revision of SFAS No. 123 " Accounting for Stock-Based Compensation" , and supersedes APB Opinion No. 25, " Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity' s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (" SAB 107" ) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

	(m)	Reclassifications

Certain reclassifications have been made to the prior year' s financial statements to conform to the current year' s presentation.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

3.	PROPERTY AND EQUIPMENT
				November 30,	November 30,
				2005	2004
			Accumulated	Net Carrying	Net Carrying
		Cost	Amortization	Value	Value
		$	$	$	$

	Computer hardware	1,603	267	1,336	-
	Furniture and fixtures	5,450	545	4,905	-

		7,053	812	6,241	-

4.	RELATED PARTY TRANSACTIONS/BALANCES

	(a)	During the year ended November 30, 2005, the Company recognized a total of $24,000 (2004 - $Nil) for donated services at $2,000 per month provided by the President and Vice-President of the Company.
	(b)	During the year ended November 30, 2005, the Company recognized a total of $3,600 (2004 - $Nil) for donated rent at $300 per month provided by the President of the Company.
(c)

During the year ended November 30, 2005, the President and Vice-President of the Company incurred operating expenses for the Company totalling $28,193 (2004 - $22,573). In April 2005, the Company repaid $28,606, comprising of $28,193 of principal payment and $413 of interest payment. As at November 30, 2005, no amounts are due to the President and Vice-President of the Company.

5.	COMMON STOCK

(a)

On December 8, 2005, the Company authorized a forward stock split and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all periods presented.

	(b)	On March 22, 2005, the Company issued 5,722,750 shares of common stock at a price of $0.02 per share for cash proceeds of $114,455.
(c)

On November 27, 2003, the Company issued 5,000,000 shares of common stock at a price of $0.000002 per share to the President and Vice-President of the Company for cash proceeds of $50. The Company's stock was subsequently split forward. See note (a) above.

6.	INCOME TAX

The Company has adopted the provisions of SFAS 109, " Accounting for Income Taxes" . Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $94,700 of net operating loss carryforwards available to offset taxable income in future years which expire through fiscal 2024. For the periods ended November 30, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $14,800 and $7,700, respectively.

FC FINANCIAL SERVICES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED NOVEMBER 30, 2005
(Expressed in US dollars)

6.	INCOME TAX (continued)

	The components of the net deferred tax asset at November 30, 2005 and 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

		2005 $	2004 $

	Net Operating Losses	94,700	22,800

	Statutory Tax Rate	35%	34%

	Effective Tax Rate	-	-

	Deferred Tax Asset	22,500	7,700

	Valuation Allowance	(22,500)	(7,700)

	Net Deferred Tax Asset	-	-

7.	SUBSEQUENT EVENT

On December 8, 2005, the Company authorized a forward stock split, and increased the number of issued and outstanding shares on a five-for-one (5:1) basis. All share amounts have been retroactively adjusted for all period's presented.

Consolidated Financial Statements
for the nine-month period ended
August 31, 2006
(unaudited)

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in U.S. dollars)
	August 31,	November 30,
	2006	2005
	$	$
	(unaudited)
ASSETS
Current Assets
Cash	3,490,593	49,963
Prepaid expenses	29,384	–
Loan receivable (Note 3)	1,537,260	–
Total Current Assets	5,057,237	49,963
Property and Equipment (Note 4)	5,022	6,241
TOTAL ASSETS	5,062,259	56,204

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued liabilities	34,696	8,805
Total Current Liabilities	34,696	8,805
Convertible Notes, less unamortized discount of $2,355,622 (Note 5)	144,378	–
TOTAL LIABILITIES	179,074	8,805

Commitments and Contingencies (Note 1)
Subsequent Event (Note 9)
STOCKHOLDERS' EQUITY
Common Stock
100,000,000 shares authorized, $0.00001 par value,
33,222,750 and 30,722,750 shares issued and outstanding, respectively	332	307
Additional Paid-in Capital	5,114,143	114,198
Donated Capital (Notes 6(a) and (b))	48,300	27,600
Deficit Accumulated During the Development Stage	(279,590)	(94,706)
Total Stockholders' Equity	4,883,185	47,399
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	5,062,259	56,204

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(unaudited)
	Accumulated from
	November 19,
	2003 (Date of	Three months	Three months	Nine months	Nine months
	Inception) to	ended	ended	ended	ended
	August 31,	August 31,	August 31,	August 31,	August 31,
	2006	2006	2005	2006	2005
	$	$	$	$	$

REVENUE	–	–	–	–	–

EXPENSES

Amortization	2,031	406	609	1,219	609
Consulting (Note 6(a))	42,000	6,000	6,000	18,000	18,000
General and administrative	92,573	11,777	6,875	23,858	36,253

Total Expenses	136,604	18,183	13,484	43,077	54,862

Net Loss Before Other Income
(Expense)	(136,604)	(18,183)	(13,484)	(43,077)	(54,862)

OTHER INCOME (EXPENSE)

Accretion of discount on
convertible notes	(144,378)	(144,378)	–	(144,378)	–
Interest expense	(35,875)	(34,696)	–	(34,696)	(413)
Interest income	37,267	33,151	7	37,267	15

Total Other Income (Expense)	(142,986)	(145,923)	7	(141,807)	(398)

NET LOSS	(279,590)	(164,106)	(13,477)	(184,884)	(55,260)

Net Loss Per Share – Basic and
Diluted		(0.01)	–	(0.01)	–

Weighted Average Number of
Shares Outstanding		33,000,000	30,723,000	31,597,000	28,384,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(unaudited)
	Nine months	Nine months
	ended	ended
	August 31,	August 31,
	2006	2005
	$	$
OPERATING ACTIVITIES
Net loss	(184,884)	(55,260)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	1,219	609
Accretion of discount on convertible notes	144,378	–
Accrued interest on loan receivable	(37,260)	–
Donated services and rent	20,700	20,700
Changes in operating assets and liabilities
Prepaid expenses	(29,384)	–
Accrued liabilities	25,891	4,851
Net Cash Used In Operating Activities	(59,340)	(29,100)
INVESTING ACTIVITIES
Advances to ICP Solar Technologies Inc.	(1,500,000)	–
Acquisition of property and equipment	–	(7,053)
Net Cash Used In Investing Activities	(1,500,000)	(7,053)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,499,970	114,455
Proceeds from issuance of convertible notes	2,500,000	–
Repayment of shareholders' loans	–	(22,573)
Net Cash Provided By Financing Activities	4,999,970	91,882
INCREASE IN CASH	3,440,630	55,729
CASH, BEGINNING OF PERIOD	49,963	32
CASH, END OF PERIOD	3,490,593	55,761

Supplemental Disclosures:
Cash paid for interest	–	413
Cash paid for taxes	–	–

(The Accompanying Notes are an Integral Part of These Financial Statements)

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
1.	NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

ICP Solar Technologies Inc., formerly FC Financial Services, Inc. (the ''Company''), was incorporated in the State of Nevada on November 19, 2003, where it maintains a statutory registered agent's office. The Company's principal executive office is located in Ontario, Canada. The Company intends to initiate operations in Canada, and is not subject to any deadlines to obtain U.S. licenses in order to begin operations. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard (''SFAS'') No. 7.

In May 2006, the Directors approved a private placement financing of 5,000,000 units at $1.00 per unit to raise up to $5,000,000, pursuant to Regulation S of the Securities Act of 1933. Each unit consists of one share and one share purchase warrant entitling the holder to purchase one share of the Company at a price of $1.00 per share during the period ending eighteen months from the date of issue. The Company issued 2,500,000 units for gross proceeds of $2,500,000.

Also in May 2006, the Company signed a term sheet to purchase all of the issued shares of ICP Solar Technologies Inc. (''ICP''), which is engaged in the manufacture and distribution of solar power products, in consideration for 20,000,000 shares in the Company. The acquisition of all of the outstanding shares of ICP was affected through its wholly-owned subsidiary, 1260491 Alberta Inc. (''Exchangeco''). Concurrent with the closing of the acquisition, the holders of 24,222,750 restricted shares of the Company have agreed to surrender those shares for cancellation. On May 16, 2006, the Company advanced a $1,000,000 bridge loan to ICP, which bears interest at 10% per annum and increased the bridge loan to $1,500,000 on July 4, 2006. The agreement with ICP was completed on September 29, 2006.

Pursuant to the agreement, the Company intends to change its name to that of ICP and assume and execute ICP's renewable energy business plan as its sole business. Subject to completion of all required regulatory filings, the Company also intends to take such steps as may be necessary, to appoint the senior management of ICP to the Board of Directors of the Company. In consideration for all of the outstanding shares of ICP: (i) Exchangeco issued 20,000,000 of its Class A exchangeable shares to the stockholders of ICP, with each exchangeable share being exchangeable into a corresponding share of the Company's common stock on the terms and subject to the conditions set out in the Share Purchase Agreement; and (ii) the principal shareholders of the Company caused 4,222,750 of their shares to be cancelled and transferred 20,000,000 of their shares to a trustee nominated by the ICP stockholders, to be cancelled as each exchangeable share is exchanged for a share of the Company's common stock by the ICP stockholders.

The Company is listed on the Over-the-Counter Bulletin Board under the symbol ''ICPR''.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of August 31, 2006, the Company had not recognized any operating revenues and had accumulated losses of $279,590 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of the acquisition of ICP and its ability to achieve and maintain profitable operations. There is no assurance that any such activity will generate funds that will be available for operations. These financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of Accounting

These financial statements have been reported in US dollars in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is November 30.

	(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	(c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

	(d)	Comprehensive Loss

SFAS No. 130, ''Reporting Comprehensive Income,'' establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2006 and 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(e)	Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

	(f)	Property and Equipment

Property and equipment are recorded at cost and annual amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows. One-half of the annual rate is taken in the year of acquisition:

Computers	3 years
Furniture and fixtures	5 years
(g)	Financial Instruments

The fair values of cash, loan receivable, and accrued liabilities approximate their carrying values due to the immediate or short-term nature of these financial instruments.

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(h) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, ''Accounting for Income Taxes'', as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

(i) Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 ''Foreign Currency Translation'' using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(j) Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(k) Long-lived Assets

In accordance with SFAS No. 144, ''Accounting for the Impairment or Disposal of Long-Lived Assets'', the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

(l) Stock-based Compensation

Prior to March 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ''Accounting for Stock Issued to Employees'' using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company's employee stock options was less than the market price of the underlying common stock on the date of grant. Effective March 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R ''Share Based Payments'', using the modified retrospective transition method. The Company did not have any unvested stock options or share based payments as of March 1, 2006. Accordingly, there was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	(m)	Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flow for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

	(n)	Reclassification

Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

	(o)	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, ''Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109'' (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, ''Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140'', to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, ''Accounting for Derivative Instruments and Hedging Activities'', to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, ''Accounting for the Impairment or Disposal of Long-Lived Assets'', to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	LOAN RECEIVABLE

The loan to ICP is secured by personal guarantees of the ICP shareholders, bearing interest at 10% per annum, and is due on the earlier of November 8, 2006 or ninety days following the closing of the Company's acquisition of ICP. As at August 31, 2006, accrued interest of $37,260 has been recorded.

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
4.	PROPERTY AND EQUIPMENT
				August 31,	November 30,
				2006	2005
			Accumulated	Net Carrying	Net Carrying
		Cost	Amortization	Value	Value
		$	$	$	$

	Computer hardware	1,603	668	935	1,336
	Furniture and fixtures	5,450	1,363	4,087	4,905

		7,053	2,031	5,022	6,241
5.	CONVERTIBLE NOTES

On June 27, 2006 and July 3, 2006, the Company entered into securities purchase agreements with three investors pursuant to which the investors purchased 8% convertible notes with a total principal amount of $2,500,000 and share purchase warrants to purchase 2,500,000 shares of the Company's common stock, exercisable at a price of $1.00 per share for the eighteen month period following the closing date.

The total convertible notes of $2,500,000 are due and payable on June 30, 2009. The principal on these convertible notes may be converted into shares of the Company's common stock at a rate of $1.00 per share, at the option of the holder. The investor has contractually agreed to restrict the ability to convert the convertible debentures to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 4.99% of the outstanding shares of common stock of the Company. The securities were issued in private placement transactions pursuant to Regulation S under the Securities Act of 1933, as amended. The Company must file an SB-2 Registration Statement registering the resale of shares of the Company's common stock issuable upon conversion of these convertible notes and exercise of the warrants within six months and one day after the closing date (the ''Filing Deadline''). If the Registration Statement is not declared effective by the SEC on or prior to the Filing Deadline, the Company will incur liquidated damages equal to 1/30th of 2% of the aggregate purchase price paid to the Company by the investors. The Company will pay any liquidated damages in arrears on a weekly basis on the last business day of each month. If the Company fails to pay any liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

In accordance with EITF 98-5 ''Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios'', the Company recognized the value of the embedded beneficial conversion feature of $1,153,895 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible notes. In addition, in accordance with EITF 00-27 ''Application of Issue No. 98-5 to Certain Convertible Instruments'', the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $1,346,105 as additional paid-in capital and an equivalent discount against the convertible notes. The Company will record interest expense over the term of the remaining convertible notes of $2,500,000 resulting from the difference between the stated value and carrying value at the date of issuance. To August 31, 2006, accrued interest of $34,696 has been included in accrued liabilities, and $144,378 has been accreted increasing the carrying value of the convertible debentures to $144,378.

The Company may, at its option, elect to pay the interest by the issuance of shares of common stock. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 90% of the average market price of the Company's common shares for the ten trading days immediately prior to the interest payment date.

FC FINANCIAL SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2006
(Expressed in U.S. dollars)
(unaudited)
6.	RELATED PARTY TRANSACTIONS

(a)

During the nine months ended August 31, 2006, the Company recorded $18,000 (2005 – $18,000) of donated services at $2,000 per month for services provided by the President and Vice-President of the Company.

	(b)	During the nine months ended August 31, 2006, the Company recorded $2,700 (2005 – $2,700) of donated rent at $300 per month for office premises provided to the Company by the President of the Company.

7.	COMMON STOCK

(a)

In May 2006, the Company issued 2,500,000 units for net proceeds of $2,499,970 as part of a private placement financing. Each unit consisted of one share and one share purchase warrant entitling the holder to purchase one share of the Company at a price of $1.00 per share for a period of eighteen months from the date of issue.

(b)

On December 8, 2005, the Company authorized a forward stock split and increased the number of issued and outstanding shares on a five-for-one basis. All share amounts have been retroactively adjusted for all periods presented.

8.	SHARE PURCHASE WARRANTS

The following table summarizes the continuity of the Company's warrants:
Weighted
		Number of	Average
		Warrants	Exercise Price

	Balance, November 30, 2005	–	–
	Issued	5,000,000	$1.00

	Balance, August 31, 2006	5,000,000	$1.00

As at August 31, 2006, the following share purchase warrants were outstanding:

Number of
Warrants	Exercise Price	Expiry Date

2,500,000	$ 1.00	November 2007
1,800,000	$ 1.00	December 27, 2007
700,000	$ 1.00	January 3, 2008

5,000,000

9.	SUBSEQUENT EVENT

On September 29, 2006, the Company acquired of all of the outstanding shares of ICP as disclosed in Note 1 of the financial statements.

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Report of Independent Registered
     Public Accounting Firm

To the Shareholders and Board of Directors of
ICP Solar Technologies Inc.

We have audited the accompanying consolidated balance sheets of ICP Solar Technologies Inc. as at January 31, 2006 and January 31, 2005 and the related consolidated statements of operations and comprehensive income, shareholders' deficit and cash flows for the years ended January 31, 2006 and January 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2006 and January 31, 2005 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in note 2 to the financial statements, the Company has experienced operating losses and requires significant capital to finance operations and repay existing indebtedness. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Signed: RSM Richter LLP

Chartered Accountants

Montreal, Quebec
August 25, 2006
(Except for note 15, which is dated September 29, 2006)

Audited Consolidated Financial Statements
for the year ended
January 31, 2006

ICP Solar Technologies Inc.

Consolidated Balance Sheets
(Expressed in U.S. Funds)

	As at
	January 31,	January 31,
	2006	2005
Assets

Current
Accounts receivable (note 4)	$1,477,560 $	1,231,933
Income taxes recoverable	679,265	48,452
Inventories (note 5)	1,651,574	2,647,222
Prepaid expenses	137,648	71,429
	3,946,047	3,999,036
Property and Equipment (note 6)	931,022	1,848,922
	$4,877,069	$5,847,958
Liabilities
Current
Bank indebtedness (note 7)	1,260,730	823,318
Accounts payable and accrued liabilities	1,915,148	1,141,848
Current portion of government grants payable	193,469	252,728
Current portion of long-term debt	-	147,389
Current portion of obligation under capital leases	42,939	97,982
Loan payable, director (note 9)	651,689	101,688
	4,063,975	2,564,953
Government Grants Payable (note 8)	47,509	92,222
Long-Term Debt (note 10)	-	916,243
Obligation Under Capital Leases (note 11)	42,939	90,187
Redeemable Preferred Stock (note 12)	2,681,667	2,460,842
Minority Interest	739,452	678,561
Commitments and Contingencies (note 11)
Shareholders' Deficiency
Common Stock (note 13)	64	64
Other Comprehensive Loss	(707,601)	(360,850)
Accumulated Deficit	(1,990,936)	(594,264)
	(2,698,473)	(955,050)
	$4,877,069	$5,847,958

See accompanying notes

Approved on Behalf of the Board:

Director

Director

ICP Solar Technologies Inc.

Consolidated Statements of Shareholders' Deficiency
(Expressed in U.S. Funds)
For the Years Ended January 31, 2006 and 2005

					Total
			Other		Shareholders'
	Common Stock		Comprehensive	Accumulated	Equity
	Shares	Amounts	Income (Loss)	Earnings (Deficit)	(Deficiency)

Balance - January 31, 2004	100	$64	$(509,790)	$112,841	$(396,885)

Foreign currency translation adjustment for the year
ended January 31, 2005	-	-	148,940	-	148,940
Net loss for the year ended January 31, 2005	-	-	-	(707,105)	(707,105)

Balance - January 31, 2005	100	64	(360,850)	(594,264)	(955,050)

Foreign currency translation adjustment for
the year ended January 31, 2006	-	-	(346,751)	-	(346,751)
Net loss for the year ended January 31, 2006	-	-	-	(1,396,672)	(1,396,672)

Balance - January 31, 2006	100	$64	$(707,601)	$(1,990,936)	$(2,698,473)

See accompanying notes

ICP Solar Technologies Inc.

Consolidated Statements of Operations and Comprehensive Income
(Expressed in U.S. Funds)

	For the Years Ended
	January 31,	January 31,
	2006	2005

Net Sales	$7,731,811	$9,779,915

Cost of Sales	5,690,036	4,262,865

Gross Margin	2,041,775	5,517,050

Expenses

Selling, general and administrative	4,424,138	5,811,099
Amortization	383,977	347,394
Research and development	141,214	197,296
Foreign exchange gain	(248,955)	(9,849)
Gain on sale of property	(739,168)	-
	3,961,206	6,345,940

Operating Loss	(1,919,431)	(828,890)

Interest expense	(156,558)	(199,804)
Interest income	121,131	304,915

Loss Before Income Taxes	(1,954,858)	(723,779)

Income taxes (note 14)	558,186	16,674

Net Loss	$(1,396,672)	$(707,105)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment	(346,751)	148,940

Comprehensive Loss	$(1,743,423)	$(558,165)

See accompanying notes

ICP Solar Technologies Inc.

Consolidated Statements of Cash Flows
(Expressed in U.S. Funds)

	For the Years Ended
	January 31,	January 31,
	2006	2005

Funds Provided (Used) -

Operating Activities

Net loss	$(1,396,672)	$(707,105)
Amortization	383,977	347,394
Write-down of property and equipment to estimated net realizable value	-	7,918
Gain on sale of property	(739,168)	-
Foreign exchange gain	(248,955)	(9,849)
	(2,000,818)	(361,642)
Changes in non-cash operating elements
of working capital	1,022,751	(930,645)
	(978,067)	(1,292,287)

Financing Activities

Bank indebtedness	437,412	823,318
Long-term debt	(1,094,919)	579,115
Loan payable, director	510,937	(98,767)
Obligation under capital leases	(112,581)	(107,194)
Government grants payable	(127,458)	(8,434)
	(386,609)	1,188,038

Investing Activities

Additions to property and equipment	(137,030)	(296,087)
Proceeds from disposition of property and equipment	1,516,043	-
	1,379,013	(296,087)

Effect of Foreign Exchange on Cash Balances	(14,337)	(159,948)
Decrease in Cash	-	(560,284)
Cash
Beginning of Year	-	560,284

End of Year	$-	$-
See accompanying notes

Additional Cash Flow Information
Interest paid	$156,558	$119,804
Income taxes paid	72,627	166,378

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

1.	Organization and Basis of Presentation

The Company is engaged in the business of manufacturing, assembling and distributing renewable solar energy products worldwide.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all material interentity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $1,990,936 (2005 - $594,264). To date, these losses have been financed principally through long-term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the next year. The Company has commenced the process of raising additional capital. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Revenue Recognition

The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer. The Company's selling price to its customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates. Any customer acceptance provisions, which are related to product testing, are satisfied prior to revenue recognition. There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers. The Company does accept returns of products, if properly requested, authorized, and approved by the Company. The Company records an estimate of returns of products to be returned by its customers and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes a ten year, up to a lifetime warranty period for defects in material, workmanship and power performance. Accruals for product warranties are recorded at the time of shipment of products to customers. The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience.

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on an average cost base.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value. It is not practical to determine the fair value of the amounts due from related parties due to their related party nature and the absence of a market for such instruments.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in the retail, mass merchant and OEM industries.

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written-off when they receive them. Management considers an allowance for doubtful accounts is not required to cover any exposure to loss in its January 31, 2006 and January 31, 2005 accounts receivable.

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the declining balance method as follows:

Building	5%
Machinery and equipment - warehouse	20%
Machinery and equipment - production	30%
Furniture and fixtures	20%
Computer equipment	30%
Vehicles	30%

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repair and maintenance are expensed as incurred.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation

The Company's reporting currency is the United States dollar. The Canadian dollar is the functional currency of the Company's operations worldwide which is translated to the United States dollar using the current rate method. Under this method, accounts are translated as follows:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rates prevailing during the year; and

Gains and losses arising from foreign currency translation are included in other comprehensive income.

Newly Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges....". This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This pronouncement is effective for periods beginning after June 15, 2005. The adoption of this pronouncement did not have any impact on the Company's financial position or statement of operations.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

In December 2004, the FASB issued SFAS 153, "Exchanges of non-monetary Assets". The guidance in APB Opinion No. 29, "Accounting for non-monetary Transactions" ("Opinion 29"), is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in Opinion 29, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception of exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement shall be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement did not have any impact on the Company's financial position or statement of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting and Error Corrections". This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have any impact on the Company's financial position or statement of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS No. 155"), which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets", among other matters, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, except earlier adoption is allowed in certain circumstances. The adoption of this pronouncement is not expected to have any impact on the Company's financial position or statement of operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not for being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 shall be effective as of January 1, 2007. The adoption of this pronouncement is not expected to have any impact on the Company's financial position or statement of operations.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

4.	Accounts Receivable

The Company has entered into an agreement with a Canadian government agency to guarantee certain accounts receivable as to credit risk. As at January 31, 2006, approximately $698,000 (2005 - $316,000) of accounts receivable are guaranteed.

5.	Inventories

	2006	2005

Raw materials	$594,335	$835,982
Work-in-process	116,518	5,637
Finished goods	940,721	1,805,603

	$1,651,574	$2,647,222

6.	Property and Equipment

			2006
		Accumulated	Net Carrying
	Cost	Amortization	Amount
Machinery and equipment	$1,954,766	$1,125,793	$828,973
Furniture and fixtures	106,932	81,039	25,893
Computer equipment	163,415	115,296	48,119
Vehicles	54,760	26,723	28,037

	$2,279,873	$1,348,851	$931,022

			2005
		Accumulated	Net Carrying
	Cost	Amortization	Amount
Land	$275,711	$-	$275,711
Building	507,290	4,174	503,116
Machinery and equipment	1,572,349	717,440	854,909
Furniture and fixtures	98,126	66,515	31,611
Computer equipment	146,795	86,879	59,916
Vehicles	50,250	18,090	32,160
Assets under construction	91,499	-	91,499

	$2,742,020	$893,098	$1,848,922

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

7.	Bank Indebtedness

The Company has the following credit facilities:

A UK credit facility allowing for an operating line of credit for the following months after which, the credit facility is to be repaid.

February 2006	$250,000	(140,000 GBP	)
March 2006	233,000	(130,000 GBP	)
April 2006	215,000	(120,000 GBP	)
May 2006	188,000	(105,000 GBP	)
June 2006	161,000	(90,000 GBP	)

Borrowings under the line of credit bears interest at the U.K's prime rate plus 3%.

A Canadian $1,760,000 credit facility consists of an operating demand line of credit and a letters of credit facility. Borrowings under the credit facility are limited by certain margin requirements concerning accounts receivable and inventories and bear interest at Canadian prime plus 2.25%. Security for the credit facility includes a $350,000 guarantee provided by an ultimate shareholder. In addition, a minority shareholder has subordinated its 1,287,397 retractable shares redeemable at approximately $1,130,000 in favour of the bank. The terms of the banking agreement require the Canadian subsidiary to comply with certain financial covenants. As at January 31, 2006, the Canadian subsidiary was not in compliance therewith.

As guarantee for the Canadian and UK credit facilities the Company has pledged substantially all of its assets.

8.	Government Grants Payable

These grants are unsecured, non-interest bearing and repayable between April 2006 to June 2008. Included in the government grants payable is an amount of $140,000 for which the Company was named defendant in a legal action by a government agency, for a claim in the amount of approximately $246,000. In 2005 this amount was accrued for. During 2006, the government agency offered to settle the claim at $140,000 and therefore the Company has reversed an amount of $106,000 to the related expense.

9.	Loan Payable, Director

The loan is non-interest bearing and is expected to be repaid prior to February 1, 2007.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

10.	Long-Term Debt

Long-term debt for the year ended January 31, 2005 comprises mortgages for the land and building that bear a base interest rate of 6.25% per annum. The land and building have been hypothecated as collateral. During 2006, the building and land were sold and the debt fully repaid.

11.	Commitments and Contingencies

Commitments

Minimum lease payments, exclusive of occupancy and escalation charges, under capital and operating leases are as follows:

	Capital	Operating
	Leases	Leases

2007	$49,000	$211,000
2008	49,000	178,000
2009	-	115,000
2010	-	26,000
2011	-	26,000
Thereafter	-	2,000
	98,000	558,000
Amount representing interest (weighted average rate of 7%)	(12,122)

Obligation Under Capital Leases	85,878
Current maturity	42,939
	$42,939

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

11.	Commitment and Contingencies (Cont'd)

Contingencies

The Company is currently, and has in the past been, a party to various routine legal proceedings incident to the ordinary course of business. If management determines, based on the underlying facts and circumstances, that it is probable a loss will result from a litigation contingency and the amount of the loss can be reasonably estimated, the estimated loss is accrued for. The Company believes its outstanding litigation matters disclosed below will not have a material adverse effect on the Company's financial statements, individually or in the aggregate; however due to the uncertain outcome of these matters, the Company disclosed these specific matters below:

The Canadian subsidiary has been named defendant in a legal action by a former employee for an approximate amount of $263,000. Management is of the opinion that the claim is unfounded. No provision for possible loss has been included in these financial statements.

The Canadian subsidiary is being audited by governmental authorities for corporate tax returns previously filed for fiscal years 2003 to 2005. Management believes that in the event that the Company would be reassessed, there are sufficient tax losses carry-forwards to offset any amounts payable. The Company is unable to estimate the liability relating to interests and penalties from these reassessments. Accordingly, no amount has been recorded in the Company's books and records.

12.	Redeemable Preferred Stock

The Company is authorized to issue an unlimited number of retractable shares without par value with the following attributes:

Class D, non-voting shares, with the right to a
    non-cumulative dividend of ¼ of 1% per month,
    redeemable and retractable at the amount paid thereon

Class E, voting shares, with the right to a non-cumulative
    dividend of ¼ of 1% per month, redeemable and
    retractable at the amount paid thereon

Class F, non-voting shares, with the right to a
    non-cumulative dividend of ¼ of 1% per month,
    redeemable and retractable at the amount paid thereon

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

12.	Redeemable Preferred Stock (Cont'd)

	2006	2005

Class G, non-voting shares, with the right to a
non-cumulative dividend of ¼ of 1% per month,
redeemable and retractable at $1 per share

Issued -

3,054,291 Class E shares
(redeemable at the option of the holder for Cdn$3,054,291)	$2,681,667	$2,460,842

13.	Common Stock

In addition to the above shares, the Company is authorized to issue without limit as to number and without par value:

	2006	2005
Class A, voting, participating shares
Class B, non-voting, participating shares
Class C, voting shares, with a right to a non-cumulative
dividend of ¼ of 1% per month, redeemable at the
amount paid thereon
Issued -
60 Class A shares	$38	$38
40 Class B shares	26	26
	$64	$64

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

14.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January 31, 2006 and 2005 are as follows:

	2006	2005

Deferred tax assets:
Net operating loss	$430,000	$240,000
Intercompany profit elimination	(85,000)	(5,000)
Property and equipment	(135,000)	(210,000)
	210,000	25,000
Valuation allowance	(210,000)	(25,000)

Net Deferred Tax Assets	$-	$-

The Company had net operating losses carry-forwards of approximately $1,400,000 (2005 - $775,000) as follows:

	2006	2005

U.K.	$1,255,000	$775,000
Canada	145,000	-

The Canadian losses can be carried forward for a ten year period. The UK losses can be carried forward indefinitely.

The reconciliation of the effective income tax rate, to the statutory rate for the years ended January 31, 2006 and 2005 is as follows:

	2006	2005

Statutory income tax rate	(31)%	(31)%
Non-taxable portion of the gain on sale property	(3)	-
Non-taxable foreign exchange gain on translation of
integrated subsidiary companies	(4)	(4)
Effect of change in valuation allowance	9	33

Effective Income Tax Rate	(29)	(2)

Utilization of the net operating loss is subject to significant limitations imposed by the change in control provisions. A portion of the net operating loss may expire before it can be utilized.

ICP Solar Technologies Inc.

Notes to Consolidated Financial Statements
January 31, 2006 and 2005
(Expressed in U.S. Funds)

15.	Subsequent Event

Subsequent to year end, the Company acquired the remaining preferred shares in its Canadian subsidiary company in exchange for 842,201 Class E shares of the Company, thereby becoming the 100% owner of the subsidiary company.

In addition, all issued common and preferred shares of the Company, were converted into 20,000,000 Class A shares, via share exchanges. 60 Class "A" shares were exchanged for 6,000 Class "A" shares. 40 Class "B" shares were exchanged for 4,000 Class "A" shares. Immediately thereafter, Class "A" shares were subdivided into additional Class "A" shares on the basis of 1,656.6968 Class "A" shares for each Class "A" share. Finally, all Class "E" shares were exchanged for 3,433,032 Class "A" shares

Further to an agreement entered into with ICP Solar Technologies Inc., formerly FC Financial Services Inc. ("ICP Solar"), all of the issued and outstanding shares in the capital stock of the Company will be exchanged for exchangeable shares of a subsidiary of ICP Solar. The exchangeable shares will be exchangeable under various circumstances for common shares of ICP Solar on a one-for-one basis. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by the Company for the net monetary assets of ICP Solar, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, ICP Solar are those of the legal acquiree, the Company, which are considered to be the accounting acquirer.

As part of the transaction, ICP Solar has lent the Company an amount of $1,500,000 which will be repaid upon closing. In the event that the transaction does not close, the amount of $1,500,000 must be repaid by the Company no later than November 8, 2006.

Consolidated Financial Statements
for the nine-month period ended
October 31, 2006
(unaudited)

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Consolidated Balance Sheets
(Expressed in U.S. Funds)

	October 31,	January 31,
	2006	2006
	(Unaudited)

Assets
Current
Cash	$986,599	$-
Accounts receivable	1,185,627	1,477,560
Income taxes recoverable	643,875	679,265
Inventories	2,119,059	1,651,574
Prepaid expenses	115,659	137,648
	5,050,819	3,946,047
Property and Equipment	614,119	931,022

	$5,664,938	$4,877,069

	October 31,	January 31,
	2006	2006
	(Unaudited)
Liabilities
Current

Bank indebtedness	$-	$1,260,730
Accounts payable and accrued liabilities	741,317	1,915,148
Current portion of government grants payable	236,407	193,469
Current portion of obligation under capital leases	106,693	42,939
Loan payable, director	370,542	651,689
	1,454,959	4,063,975
Government Grant Payable	24,314	47,509
Obligation Under Capital Leases	125,497	42,939
Convertible Notes, less unamortized discount of $831,621	1,668,379	-
Redeemable Preferred Stock	-	2,681,667
Minority Interest	-	739,452
	3,273,149	7,575,542
Shareholders' Equity
Capital Stock	290	64

Additional Paid-In Capital	6,482,923	-

Other Comprehensive Loss	(768,377)	(707,601)

Accumulated Deficit	(3,323,047)	(1,990,936)
	2,391,789	(2,698,473)
	$5,664,938	$4,877,069

See accompanying notes

Approved on Behalf of the Board

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Consolidated Statement of Stockholders' Equity
(Expressed in U.S. Funds)
For the Nine-Month Period Ended October 31, 2006
(Unaudited)

			Additional	Cumulative Foreign		Total
	Com Stock		Paid-In	Currency Translation	Accumulated	Shareholders'
	Shares	Amounts	Capital	Adjustment	Deficit	Equity

Balance - January 31, 2006	100	$64	$-	$(707,601)	$(1,990,936)	$(2,698,473)
Recall and cancellation of issued Class "A"	(60)	(38)	-	-	-	(38)
shares
Issue of Class "A" shares in exchange for Class	6,000	38	-	-	-	38
"A" shares cancelled
Recall and cancellation of issued Class "B"	(40)	(26)	-	-	-	(26)
shares
Issue of Class "A" shares in exchange for Class	4,000	26	-	-	-	26
"B" shares cancelled
Class "A" shares subdivided on basis of	(10,000)	(64)	-	-	-	(64)
1,656.6968 for Class "A" shares
Issue of Class "A" shares	16,566,968	64	-	-	-	64
Class "E" shares exchanged for Class "A"	3,433,032	176,215	3,256,817	-	-	3,433,032
shares
Net assets acquired	9,000,000	(175,989)	3,169,391	-	-	2,993,402
Issuance of 150,000 stock purchase warrants	-	-	56,715	-	-	56,715
Foreign currency translation adjustment for the	-	-	-	(60,776)	-	(60,776)
period ended October 31, 2006
Net loss for the period - October 31, 2006	-	-	-	-	(1,332,111)	(1,332,111)
Balance - October 31, 2006	29,000,000	$290	$6,482,923	$(768,377)	$(3,323,047)	$2,391,789

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Consolidated Statements of Shareholders' Deficiency
(Expressed in U.S. Funds)
For the Nine-Month Period Ended October 31, 2005
(Unaudited)
			Additional	Cumulative Foreign		Total
	Com Stock		Paid-In	Currency Translation	Accumulated	Shareholders'
	Shares	Amounts	Capital	Adjustment	Deficit	Deficiency

Balance - January 31, 2005	100	$64	$-	$(360,850)	$(594,264)	$(955,050)

Foreign currency translation adjustment for	-	-	-	(195,735)	-	(195,735)
the period ended October 31, 2005
Net loss for the period - October 31, 2005	-	-	-	-	(757,185)	(757,185)
Balance - October 31, 2005		$64	$-	$(556,585)	$(1,351,449)	$(1,907,970)

See accompanying notes

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Consolidated Statement of Operations and Comprehensive Loss
(Expressed in U.S. Funds)
(Unaudited)

	For the Three-Month Period		For the Nine-Month Period
	Ended October 31,		Ended October 31,
	2006	2005	2006	2005

Net Sales	$1,731,171	$1,239,178	$6,574,371	$6,574,407
Cost of Sales	1,221,921	642,289	4,273,688	3,753,423
Gross Margin	509,250	596,889	2,300,683	2,820,984
Expenses

Selling, general and administrative	1,286,201	907,007	3,042,937	3,117,778
Amortization	80,196	97,761	223,448	292,923
Research and development	4,320	64,874	22,621	212,705
Foreign exchange (gain) loss	22,772	(129,561)	92,174	(39,599)
	1,393,489	940,081	3,381,180	3,583,807
Operating Loss	(884,239)	(343,192)	(1,080,497)	(762,823)

Interest expense	(59,318)	(45,408)	(225,626)	(122,422)
Accretion of discount on convertible notes	(25,988)	-	(25,988)	-
	(85,306)	(45,408)	(251,614)	(122,422)

Loss Before Income Taxes	(969,545)	(388,600)	(1,332,111)	(885,245)
Income taxes	-	(1,716)	-	(128,060)
Net Loss	(969,545)	(386,884)	(1,332,111)	(757,185)
Other Comprehensive Loss
Foreign currency translation adjustment	(32,351)	(149,884)	(60,776)	(195,735)
Comprehensive Loss	$(1,001,896)	$(536,768)	$(1,392,887)	$(952,920)

See accompanying notes and schedule

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Consolidated Statement of Cash Flows
(Expressed in U.S. Funds)
(Unaudited)

	For the Three-Month		For the Nine-Month
	Period Ended		Period Ended
	October 31,		October 31,
	2006	2005	2006	2005
Funds Provided (Used) -
Operating Activities
Net loss	$(969,545)	$(386,884)	$(1,332,111)	$(757,185)
Amortization	80,196	97,761	236,586	292,923
Write-down of capital assets	191	-	54,393	-
Foreign exchange loss (gain)	22,772	(129,561)	92,174	(39,599)
Consulting fee paid in warrants	56,715	-	56,715	-
Accretion of discount on convertible notes	25,988	-	25,988	-
	(783,683)	(418,684)	(866,255)	(503,861)
Changes in non-cash operating elements of working capital	(119,627)	441,387	(1,379,676)	852,636
	(903,310)	22,703	(2,245,931)	348,775

Financing Activities
Bank indebtedness	(1,181,884)	117,995	(1,260,730)	285,907
Long-term debt	-	(38,860)		(107,688)
Loan payable, director	(324,048)	171	(288,721)	12,741
Loan payable	3,464,524	-	4,964,524	-
Obligation under capital lease	168,613	(28,136)	144,286	(89,326)
Government grants payable	16,249	(16,554)	16,249	(126,152)
Transaction costs	(271,466)	-	(271,466)	-
	1,871,988	34,616	3,304,142	(24,518)

Investing Activities
Acquisition of net assets less cash acquired	67,285	-	67,285	-
Additions to property and equipment	(3,120)	(62,959)	(4,887)	(194,855)
Proceeds from sale of property and equipment	42,080	-	42,080	-
	106,245	(62,959)	104,478	(194,855)
Effect of Foreign Exchange on Cash Balances	(88,324)	5,640	(176,090)	(129,402)
Increase in Cash	986,599	-	986,599	-
Cash
Beginning of Period	-	-	-	-
End of Period	$986,599	$-	$986,599	$-

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Notes to Consolidated Financial Statements
For the nine-month period ended October 31, 2006
(Expressed in U.S. Funds)
(Unaudited)

1.     Basis of Presentation and Reorganization of the Corporation

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and item 310(b) of Regulation S-B and are prepared using the same accounting policies as outlined in note 3 of ICP Solar Technologies Inc. ("ICP") financial statements for the year ended January 31, 2006 and 2005 except for those discussed in note 3 below. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended October 31, 2006 are not necessarily indicative of the results that may be expected for the year ended January 31, 2007. The unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the ICP audited financial statements for the years ended January 31, 2006 and 2005.

Reorganization of the Corporation

On September 29, 2006, ICP entered into a share exchange agreement with ICP Solar Technologies Inc. (formerly FC Financial Services Inc.) ("ICP Solar"), an inactive public shell company, for the acquisition by ICP Solar of all the issued and outstanding shares of ICP.

Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by ICP for the net monetary assets of ICP Solar accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange is identical to that resulting from a reverse acquisition, except no goodwill is recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, ICP Solar, are those of the legal acquiree, ICP, which is considered to be the accounting acquirerer.

All of the ICP shares, through a series of transactions, were exchanged for exchangeable shares of ICP Solar's wholly-owned subsidiary (1260491 Alberta Inc.). The exchangeable shares are exchangeable for an equivalent number of common shares of ICP Solar, common shares transferred simultaneously to a trustee as the exchangeable shares were issued. Until such time as the holders of the exchangeable shares wish to exchange their shares for ICP Solar shares, the ICP Solar shares are held in trust by a trustee on behalf of the exchangeable shareholders. The trustee shall be entitled to the voting rights in ICP Solar as stated in the terms of the exchange and voting agreement and shall exercise these voting rights according to the instructions of the holders of the exchangeable shares on a basis of one vote for every exchangeable share held.

These financial statements reflect the accounts of the balance sheets, the results of operations and the cash flows of ICP at their carrying amounts, since it is deemed to be the accounting acquirerer.

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Notes to Consolidated Financial Statements
For the nine-month period ended October 31, 2006
(Expressed in U.S. Funds)
(Unaudited)

1.     Basis of Presentation and Reorganization of the Corporation (Cont'd)

The results of operations, the cash flows and the assets and liabilities of ICP Solar have been included in these consolidated financial statements since September 29, 2006, the acquisition date. Amounts reported for the periods prior to September 29, 2006 are those of ICP.

The net assets of ICP Solar acquired on September 29, 2006 is as follows:

Cash	$67,285
Accounts receivable	2,148
Prepaid expenses	70
Loan receivable	4,964,524
Property and equipment	4,887
Accounts payable and accrued liabilities	(131,655)
Convertible notes	(1,642,391)

Net Assets Acquired	$3,264,868

The transaction costs related to the above share exchange amounted to $271,466 and were charged to additional paid-in capital.

2.     Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $3,323,047 as at October 31, 2006 ($1,990,936 as at January 31, 2006). To date, these losses have been financed principally through long-term debt, debt from related parties and the share exchange transaction. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the next year. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Notes to Consolidated Financial Statements
For the nine-month period ended October 31, 2006
(Expressed in U.S. Funds)
(Unaudited)

3.     Significant Accounting Policy

Share-Based Payments

The Company accounts for share-based payments in accordance with the provisions of FAS 123R "Share-based payments (Revised)" and accordingly recognizes in its financial statements share-based payments at their fair value.

4.     Redeemable Preferred Stock

The Company is authorized to issue an unlimited number of retractable shares without par value with the following attributes:

	October 31,	January 31,
	2006	2006

Class "D", non-voting shares, with the right to a non-cumulative dividend of 1/4 of 1% per month, redeemable and retractable at the amount paid thereon
Class "E", voting shares, with the right to a non-cumulative dividend of
1/4 of 1% per month, redeemable and retractable at the amount paid thereon
Class "F", non-voting shares, with the right to a non-cumulative dividend of 1/4 of 1% per month, redeemable and retractable at the amount paid thereon
Class "G", non-voting shares, with the right to a non-cumulative dividend of 1/4 of 1% per month, redeemable and retractable at $1 per share
Issued -
Class "E" shares	$ -	$ 2,681,667

On July 19, 2006, the Company acquired the remaining preferred shares in its Canadian subsidiary company in exchange for 842,201 Class "E" shares of the Company.

On July 26, 2006, all Class "E" shares were exchanged for 3,433,032 Class "A" shares.

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Notes to Consolidated Financial Statements
For the nine-month period ended October 31, 2006
(Expressed in U.S. Funds)
(Unaudited)

5.     Common Stock

In addition to the above shares, the Company is authorized to issue without limit as to number and without par value:

	October 31,	January 31,
	2006	2006

Authorized without limit as to number -
Class A, voting, participating shares
Class B, non-voting, participating shares
Class C, voting shares, with a right to a non-cumulative dividend of
1/4 of 1% per month, redeemable at the amount paid thereon

Issued -
29,000,000 Class A shares	$ 290	$ 38
NIL (January 31, 2006 - 40) Class B shares	-	26
	$ 290	$ 64

On July 19, 2006, 60 Class "A" shares were exchanged for 6,000 Class "A" shares. 40 Class "B" shares were exchanged for 4,000 Class "A" shares. Immediately thereafter, Class "A" shares were subdivided into additional Class "A" shares on the basis of 1,656.6968 Class "A" shares for each Class "A" share.

On September 29, 2006, ICP completed a share exchange transaction with ICP Solar in which it acquired net assets of $3,264,868.

ICP Solar Technologies Inc.
  (Formerly FC Financial Services Inc.)

Notes to Consolidated Financial Statements
For the nine-month period ended October 31, 2006
(Expressed in U.S. Funds)
(Unaudited)

6.     Warrants

During the nine-month period ended October 31, 2006, ICP Solar issued 150,000 stock purchase warrants exercisable into common shares at $1 per share which expire on October 3, 2008. The stock purchase warrants were issued in payment of a consulting fee. The stock purchase warrants were accounted for at their fair value of $56,715, as determined by the Black-Scholes valuation model, using the following assumptions:

Expected volatility	96%
Expected life	2 years
Risk-free interest rate	5.14%
Dividend yield	NIL

As at October 31, 2006, no stock purchase warrants were exercised.

7.     Subsequent Events

On November 14, 2006, the Company filed a registration statement to allow certain stockholders to resell up to an aggregate of 10,000,000 common shares for estimated proceeds of up to $22,000,000.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Nevada Corporation Laws and certain provisions of ICP Solar's Bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Bylaws and to the statutory provisions.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

Nevada Statutes

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are: 1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; 2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); 3. a transaction from which the director derived an improper personal profit; and 4. willful misconduct.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which will be borne the Registrant (not including any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange registration fee	$ 2,354
Legal fees and expenses	$ 10,000.
Accounting fees and expenses	$ 5,000.
Total	$ 17,354

Item 26. Recent Sale of Unregistered Securities

We completed the following sales of securities that were not registered pursuant to the Securities Act of 1933 (the "Securities Act"):

1.     In May 2006, our board of directors approved an offering (the "Offering") of up to 5,000,000 units at $1.00 per unit for gross proceeds of up to $5,000,000. Each unit consists of one share and one share purchase warrant entitling the holder to purchase one share of our common stock at a price of $1.00 per share during the period ending eighteen months from the date of the issuance. On July 11, 2006 we issued 2,500,000 units to 5 subscribers for gross proceeds of $2,500,000. Each purchaser represented to us that they were not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. No finder's fees were paid in connection with the distribution.

2.     In June 2006, our board of directors approved an offering to investors (the "Note Offering") of up to 3,000 Units (each a "Unit") at a price of $1,000 US per Unit for gross proceeds of up to $3,000,000 pursuant to Regulation S of the Securities Act of 1933, with each Unit consisting of one 8% Convertible Note in the principal amount of $1,000 US, and one thousand share purchase warrants (the "Warrants"), with each Warrant entitling the holder thereof to purchase one additional share of our common stock for a period of 18 months following the closing of the Note Offering. On July 11, 2006, we completed the issuance of 2,500 Units for gross proceeds of $2,500,000 to three subscribers pursuant to Regulation S of the Securities Act of 1933. Each purchaser represented to us that they were not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate and convertible notes issued to each purchaser in accordance with Regulation S. No finder's fees were paid in connection with the distribution.

Item 27. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

2.1	Share Exchange Agreement dated September 29, 2006 (5)
3.1	Amended Articles of incorporation (6)
3.2	Amended By-Laws (6)
4.1	Form of Share Certificate. (1)
4.2	Form of Common Stock Warrant Certificate dated July 11, 2006 (7)
4.3	Form of Warrant dated October 6, 2006 (7)
5.1	Opinion on legality
10.1	Term Sheet between FC Financial Services Inc., and the stockholders of ICP Solar Technologies Inc. (2)
10.2	Loan Agreement between FC Financial Services Inc. and ICP Solar Technologies Inc. (2)
10.3	Share Pledge Agreement dated May 16, 2006 among ICP Solar, Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen. (2)
10.4	Limited Recourse Guarantee dated May 16, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC Financial Services Inc. (2)
10.5	Promissory Note dated May 16, 2006 of ICP Solar Technologies Inc. in favor of FC Financial Services Inc. (2)
10.6	Amendment 1 to Loan Agreement between FC Financial Services Inc. and ICP Solar Technologies Inc dated July 4, 2006. (3)
10.7	Limited Recourse Guarantee dated July 4, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC Financial Services Inc. (3)
10.8	Promissory Note dated July 4, 2006 of ICP Solar Technologies Inc. in favor of FC Financial Services Inc. (3)
10.9	Form of 8% Convertible Note due June 30, 2009. (4)
10.10	Exchangeable Share Support Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, and Eastern Liquidity Partners. (5)
10.11	Exchange and Trust Voting Agreement dated September 29, 2006 (5)
10.12	Lease Agreement dated March 22, 2006 between 2631-1746 Quebec Inc. and ICP Global Technologies Inc. (6)
10.12	Lease Agreement dated October 10, 2003 among Mardan (Norwich) Limited, ICP Solar Technologies UK Limited and ICP Global Technologies Inc. (6)
10.13	Employment Agreement dated November 6, 2005 between ICP Global Technologies Inc. and Arlene Ades. (6)
10.14	Consulting Agreement dated November 24, 2004 between ICP Solar Technologies Inc. and Michael Domenico. (6)
10.15	Consulting Agreement dated March 1, 2006 between ICP Solar Technologies Inc. and 6100864 Canada Inc. (6)
10.16	Management Agreement dated May 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc and Management Agreement Addendum dated August 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc. (7)
10.17	Fixed Rate Asset Loan dated July 28, 2006 between ICP Solar Technologies Inc. and HSBC Equipment Finance (UK) Limited. (6)
10.18		Line of Credit between ICP Global Technologies Inc. and Royal Bank of Canada dated May 6, 2005 (6)
10.19		ICP Solar Technologies Inc. Stock Option Plan, established November 1, 2006 (8)
16.1		Letter on change in certifying accountant (7)
21.1		Subsidiaries of the small business issuer (7)
23.1		Consent of Hodgson Russ LLP (filed as Exhibit 5.1 above)
23.2		Consent of Chavez & Koch, CPA's
23.3		Consent of Manning Elliott LLP
23.4		Consent of RSM Richter LLP
24.1		Power of attorney (7)

Notes
	(1)	Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on March 11, 2004, as amended.
	(2)	Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 22, 2006.
	(3)	Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 11, 2006.
	(4)	Previously filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on July 17, 2006.
	(5)	Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 5, 2006.
	(6)	Previously filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on October 23, 2006.
	(7)	Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on November 14, 2006.
	(8)	Previously filed with the SEC as an exhibit to our DEF 14C, filed November 14, 2006.

Item 28. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

•      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

•       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.     Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S 8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S 3 or Form F 3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20 F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F 3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3 19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F 3.

5.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.       If the registrant is relying on Rule 430B (230.430B of this chapter):

A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or made in any such document immediately prior to such effective date; or

ii.      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on form SB-2 and authorized this Ammendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, province of Quebec, on January 15,  2007.

ICP SOLAR TECHNOLOGIES INC.

By: /S/Sass Peress
Sass Peress
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Ammendment No.1 to  Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/Sass Peress	Chairman, Chief	January 15, 2007
Sass Peress	Executive Officer and Director
(Principal Executive Officer)

* /s/ Leon Assayag	Chief Financial Officer (Principal	January 15, 2007
Leon Assayag	Financial Officer and Principal
Accounting Officer)

*/s/ Joel Cohen	Director	January 15, 2007
Joel Cohen

* /S/ Taras Chebountchak	Director	January 15, 2007
Taras Chebountchak

* /s/ Sass Peress
Sass Peress, Attorney in fact